Table of Contents

As filed with the Securities and Exchange Commission on June 11, 2019

Registration File No. 333-231550

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VITALIBIS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0001636509	30-0828224
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

702-944-9620

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Steven Raack

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

702-944-9620

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Michael J. Morrison, Esq.

Michael J. Morrison, Chtd.

1495 Ridgeview Dr., Ste. 220

Reno, NV 89519

(775) 827-6300

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Common stock, par value $0.001 per share (1)(2)(5)	5,000,000	$1.00	$5,000,000		$ 606.00(5)

Secondary Offering: (8)
Warrants (4)	3,500,000	$1.00	$3,500,000		$424.20
Common Stock, par value $0.001 per share, underlying common stock purchase warrants	3,500,000	$1.00	$3,500,000		$424.20
Common stock, par value $0.001 per share (3)	4,161,371	$1.00	$4,161,371		$504.36
Common stock, par value $0.001 per share (7)	5,321,400	$1.00	$5,321,400		$644.95

Total (primary and secondary offerings)	21,482,771	$1.00	$21,482,771	(8)	$2,603.71	(9)

(1) The aggregate maximum offering price of the 5,000,000 shares of common stock offered and sold in the Primary Offering by the registrant pursuant to this registration statement shall not have a maximum aggregate offering price that exceeds $5,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency.

(2) The registrant will offer its 5,000,000 shares at the price of $1.00 per share. The selling stockholders, as applicable, will determine the proposed maximum offering price per share from time to time in connection with, and at the time of, their respective sale of their shares. Securities registered hereby may be offered for U.S. dollars or foreign currencies or currency units and may be sold separately or together in units with other securities registered hereby. Although the market price is currently at $.68 per share, as reported by the OTC Markets Group’s OTCQB, the price has fluctuated in the last 52 weeks from $.55 to $4.91 all on extremely low volume. The $1.00 offering price for the 5,000,000 shares in our primary offering is believed by the Company to better represent the market price, given the fact that the market price held in the $1.00 range for the past 6 months.

(3) Includes such indeterminate principal amount, liquidation amount or number of securities as may be issued upon conversion or exchange of any securities that provide for conversion or exchange into other securities. Separate consideration may or may not be received by the registrant for securities that are issuable on exercise, conversion or exchange of other securities.

(4) The warrants registered hereby are warrants to purchase common stock.

(5) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(6) Calculated in accordance with Rule 457(o) under the Securities Act.

(7) Up to 3,571,400 shares of common stock may from time to time be sold pursuant to this registration statement by the selling stockholders named herein. Includes shares of common stock issued to the selling stockholders and an additional 1,750,000 shares of common stock that may be earned by certain of the selling stockholders and sold hereunder.

(8) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

(9) Calculated in accordance with Rule 457(c) and (o) under the Securities Act. (This Registration Fee has already been paid with the filing if the original Form S-1).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June __, 2019

PROSPECTUS

Vitalibis, Inc.

5,000,000

SHARES OF COMMON STOCK

(Offered by the Company)

5,321,400

SHARES OF COMMON STOCK

(Offered by the Selling Stockholders)

3,500,000

COMMON STOCK PURCHASE WARRANTS

(Offered by the Selling Warrant Holder)

3,500,000

SHARES OF COMMON STOCK

(Underlying common stock purchase warrants)

4,161,371

SHARES OF COMMON STOCK

(Underlying securities that provide for conversion or exchange into other securities)

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” the “Company” and “VCBD” mean Vitalibis, Inc. and, where appropriate, our consolidated subsidiaries. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”).

This prospectus describes some of the general terms that may apply to the securities offered by us or the selling stockholders or the two (2) selling warrant holders, and the general manner in which they may be offered.

This Form S-1/A and prospectus relating thereto includes:

(a)	the sale of up to 5,000,000 shares of the Company's common stock by the Company, at an offering price of $1.00 per share (the "Company’s Securities") in our Primary Offering; no other securities are involved in our Primary Offering,

(b)	the resale of 5,321,400 shares held by certain stockholders of the Company named in the registration statement (“Selling Stockholders”), previously purchased by the Selling Stockholders in a Private Placement at $1.00 per share,

(c)	the resale of 1,500,000 common stock purchase warrants held by one stockholder of the Company named in the registration statement (“Warrant Holder BLB”), previously acquired in conjunction with an agreement with the Company, and the resale of 2,000,000 common stock purchase warrants held by one stockholder of the Company named in the registration statement (“ Warrant Holder Dusty”), previously acquired by such Warrant Holders in conjunction with a separate agreement each Warrant Holder entered into with the Company; there is no relationship of whatsoever nature between BLB and Dusty.

(d)	the 1,500,000 shares of our common stock issuable upon exercise of common stock purchase warrants held by Warrant Holder BLB are exercisable at $1.01 per share for a term of two (2) years; and the 2,000,0000 shares of our common stock issuable upon exercise of common stock purchase warrants held by Warrant Holder Dusty are exercisable at $1.50 per share for a term of three (3) years, with an additional one-year extension, at the holder’s option (with 90 days’ prior written notice from the holder).

(e)	4,161,371 shares of our common stock issuable upon conversion or exchange of any securities that provide for conversion or exchange into other securities.

The registration statement, while effective, allows the Selling Warrant Holders named in the registration statement to publicly sell the Warrants. The Company will not receive any proceeds from the sale of the Warrants by the selling warrant holders.

Upon the cash exercise of the warrants, the Company will receive the exercise price of the warrants. There can be no assurance any warrants will be exercised.

We, and the selling stockholders and two (2) selling warrant holders may offer and sell these securities directly to purchasers. No underwriters, dealers or agents are involved in these offerings.

The specific terms of our 5,000,000 shares of common stock being offered by us, and the specific manner in which they may be offered, are described below, respectively, in the Sections designated the cover page of the prospectus; “About This Prospectus”, at page i, infra,; “Description of Securities”, sub-sections “General” and “Common Stock”, at page10, infra; “The Offering”, commencing at page 3; and “Plan of Distribution”, beginning at page 8, infra . You should read this prospectus carefully before you invest.

Our common stock is quoted by the OTC Markets Group’s OTCQB under the symbol “VCBD.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. Our principal executive offices are located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169, and our telephone number is 702-944-9620.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and that are incorporated by reference into this prospectus before you invest in our securities. See “Risk Factors” on page v of this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2019.

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” the “Company” and “VCBD” mean Vitalibis, Inc. and, where appropriate, our consolidated subsidiaries. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”).

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. As of the date of this prospectus, there is a limited trading market in our common stock. Our common stock is quoted by the OTC Markets Group’s OTCQB under the symbol “VCBD.”. There is no guarantee that our securities will ever trade on the NASDAQ or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Additionally, auditors have expressed substantial doubt as to our Company’s ability to continue as a going concern. See “Risk Factors” beginning on page v, infra.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information that we have provided in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

Neither the delivery of this prospectus nor any sale made under it implies that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, or any related free writing prospectus is accurate only as of the date thereof and that any information incorporated by reference in this prospectus or any related free writing prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Incorporation by Reference.”

i

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate only as of the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus is not an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge from the SEC as indicated above, or from us as indicated under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Reports on Form 10-K for the fiscal years ended December 31, 2017 and December 31, 2018;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018, September 30, 2018 and March 31, 2019;

•	Current Report on Form 8-K filed with the SEC on November 15, 2018; and

•	The description of our common stock contained in our Registration Statement on Form S-1, filed with the SEC on March 25, 2015 (File No. 333-202970), and any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to our Corporate Secretary at Vitalibis, Inc., 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169, telephone number is 702-944-9620.

iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Some of these statements can be identified by use of forward-looking words such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans” or “estimates,” or the negative of these words, or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, the factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in other information contained in our publicly available SEC filings and press releases.

You should not consider this list to be a complete statement of all risks and uncertainties. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

iv

RISK FACTORS

As a “smaller reporting company”, we are not required to provide the information required by this Item.

However, investing in our securities involves significant risks. You should carefully consider the risks factors set forth in the documents and reports filed by us with the SEC and incorporated by reference into this prospectus before deciding whether to buy our securities. Additional risks and uncertainties not presently known to us or that we believe are immaterial may also significantly impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected, and you could lose all or part of your investment in offered securities

You should carefully consider the risks discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q related hereto, and in other information contained in our publicly available SEC filings and press releases. See “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate only as of the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus is not an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

v

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “Greater Cannabis Company” the “Company,” “we,” “us” and “our” or similar terms are to Vitalibis, Inc.

Going Concern

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the expansion of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see NOTE 1- ORGANIZATION AND GOING CONCERN, in our financial statements, at page F-6, infra, for further information.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

Company

Vitalibis, Inc. (the “Company”) was formed on April 11, 2014, as a Nevada corporation, under the name Crowd 4 Seeds, Inc. On January 9, 2017, the Company filed a certificate of amendment to its Certificate of Incorporation with the Secretary of State of the State of Nevada in order to change its name to "Sheng Ying Entertainment Corp." On December 16, 2017, new management took over control of the Company and, on February 5, 2018, the Company filed a certificate of amendment to its Certificate of Incorporation with the Secretary of State of the State of Nevada in order to change its name to “Vitalibis, Inc”.

As of December 31, 2017, and through current date, most of our resources and work have been devoted to adopting and integrating our new business plan, research and development, seeking capital to finance our operations and complying with our obligations under applicable securities laws, rules and regulations.

We are a public company and, as such, we have incurred and will continue to incur significant expenses for legal, accounting and related services. As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $80,000 per year over the next few years and may be significantly higher if our business volume and transactional activity increases, based on our overall business volume (and financial transactions), and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization (if ever). These obligations will certainly reduce our ability and resources to expand our business plan and activities. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling outstanding obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of these efforts. We will also reduce compensation levels paid to management (if we attract or retain outside personnel to perform this function) if there is insufficient cash generated from operations to satisfy these costs.

1

We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management. The Company may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due to them.

Other than as set out herein, we have not been involved in any bankruptcy, receivership or similar proceedings, nor have we been a party to any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of our business.

We do not have any subsidiaries.

 Current Business

Commencing in December 2017, the Company changed its business to focus on the development of technologies and products related to hemp-based personal care and nutritional products.

The Hemp Market

Our current business plan, which is in the early stages of operations, marketing and sales of our products, is focused exclusively on the non-medicinal hemp-based product market which includes full spectrum oils with naturally occurring cannabidiol ("CBD") along with other elements of the hemp plant including cannabinoids, terpenes, chlorophyll, flavonoids, etc.

Full spectrum oil can be produced from hemp, which is a legal crop in the United States. Scientific research is now bringing to light the many health benefits of full spectrum hemp-based products.

We market and sell consumer products containing full Spectrum phyto-cannabinoid rich hemp oil with naturally occurring CBD under our Vitalibis™ brand in a range of market sectors including wellness, and beauty care. We currently distribute 3 products and we expect to continue to add new products to our Vitalibis™ portfolio to enhance our line of full spectrum phyto-cannabinoid rich hemp products with naturally occurring cannabidiol (CBD) and hemp-related consumer products. We also expect to develop and launch new brands under the Vitalibis™ product development umbrella to more effectively market and sell certain products. We also sell full spectrum phyto-cannabinoid rich hemp powder with naturally occurring cannabidiol (CBD) acquired through our supply relationships in the United States to various customers that produce products for resale into the market. We also began offering of our technology back-end which is being offered as a Software as a Service (SaaS) platform.

We seek to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers. Historically cultivated for industrial and practical purposes, hemp is used today for textiles, paper, auto parts, biofuel, cosmetics, animal feed, nutritional supplements, and much more. The market for hemp-derived products is expected to increase substantially over the next five years, and we believe Vitalibis™ is well positioned to be a significant player in the hemp industry.

2

THE OFFERING

Securities offered	Up to 5,000,000 shares of our Common Stock by the Company

Up to 5,321,400 shares of our Common Stock by the Selling Shareholders

Up to 3,500,000 Common Stock Purchase Warrants by the Selling Warrant Holders

Up to 3,500,000 shares of common stock underlying the Common Stock Purchase Warrants by the Selling Warrant Holder

4,161,371 shares of common stock issuable upon conversion or exchange of any securities that provide for conversion or exchange into other securities

Terms of the Offering

Minimum number of shares that must be sold to release subscription proceed	This is a “no minimum” offering, which means no subscription proceeds are required to be held in escrow until a minimum amount of proceeds have been received, but rather, all subscription proceeds received from subscribers will be immediately released to the Company upon receipt from the subscriber until the termination of the Primary Offering (see below)

Offering Amount	$ 21,482,771

Use of Proceeds	We will receive all proceeds from the sale of any and all of our 5,000,000 shares sold in the Primary Offering. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. We will, however, receive proceeds from the selling stockholders’ exercise of the Warrants to purchase shares of our common stock, which shares we are hereby registering. We will use these proceeds for general corporate purposes, including for working capital and acquisitions. See “Use of Proceeds.”

Offering price

$ 1.00 per share of Common Stock offered by the Company in the Primary Offering.

The selling stockholders will determine (a) if, when and how they will sell the common stock offered in this prospectus, and (b) the price at which they each severally decide their offering price.

Common Stock Issued and Outstanding Before This Offering	30,781,400 (as of May 10, 2019)

Common Stock Issued and Outstanding After This Offering	30,781,400 (1)(2)(3)(4)(5)(6)

Risk Factors	See “Risk Factors” beginning on page v and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Market for Common Stock	VCBD - OTCQB

Dividends	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Termination of the Offering	The offering will terminate upon the earlier of (a) such time as all of the shares of common stock offered hereby have been sold, or (b) the expiration of 180 calendar days from the effective date (“Termination”).

(1) On December 31, 2018, BLB was issued a warrant to purchase 1,500,000 shares of the Company’s common stock (“BLB Warrant”). The shares to be issued under this warrant were not included in the offering nor in the calculation of the shares outstanding as of May 10, 2019. Please see NOTE 6- STOCKHOLDERS’ DEFICIT in our financial statements, at page F-10, infra, for further information. We will, however, receive proceeds from the issuance of 3,500,000 shares of our common stock underlying the warrant issued to BLB pursuant to the Securities Purchase Agreement dated December 31, 2018. The BLB warrants have an exercise price of $1.01 and are exercisable for a period of two (2) years.

(2) On March 29, 2019, the Company entered into an agreement with a contractor (“Dusty”) for services. Dusty may earn a total of 1,000,000 shares of common stock and 2,000,000 warrants to purchase common stock. The warrants have an exercise price of $1.50 per share, and an initial term of 3 years from the date of issuance, with an additional one-year extension, at the holder’s option (with 90 days’ prior written notice from the holder) (The “Dusty Warrants”). Of the total awards, 250,000 shares and 334,000 warrants were earned upon execution of the agreement, with the 250,000 shares being issued in April 2019. The remaining shares and warrants vest upon completion of certain performance-related milestones.

(3) In the event that BLB and Dusty were to fully exercise their combined warrants (3,500,000), the total number of shares outstanding would increase to 34,281,400.

(4) On January 10, 2019, the Company entered into a Securities Purchase Agreement with Power Up Lending, LLC (“PUL”). As per the terms of the Agreement, the Company is required to reserve One Million One Hundred Sixty-Three Thousand and Seventy-Six shares (1,163,076) of the Company’s common stock. Simultaneous with the entry into the Securities Purchase Agreement, the Company issued a Convertible Note to PUL in the amount of One Hundred Twenty-Six Thousand NO/100 Dollars ($126,000.00). The shares reserved in the PUL transaction will not be issued until the Company receives a Notice of Conversion and are not included in the shares calculated in the common stock issued and outstanding before this offering within “The Offering” table. Please see NOTE 5- CONVERTIBLE NOTES PAYABLE in our financial statements, at page F-8, infra, for further information.

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(5) On February 7, 2019, the Company entered into a Securities Purchase Agreement with Power Up Lending, LLC (“PUL”). As per the terms of the Agreement, the Company is required to reserve Seven Hundred Sixty-Six Thousand One Hundred and Fifty-Three shares (766,153) of the Company’s common stock. Simultaneous with the entry into the Securities Purchase Agreement, the Company issued a Convertible Note to PUL in the amount of Eighty-Three Thousand NO/100 Dollars ($83,000.00). The shares reserved in the PUL transaction will not be issued until the Company receives a Notice of Conversion and are not included in the shares calculated in the common stock issued and outstanding before this offering within “The Offering” table. Please see NOTE 5- CONVERTIBLE NOTES PAYABLE, in our financial statements, at page F-9, infra, for further information.

(6) On March 29, 2019, the Company entered into a Securities Purchase Agreement with Triton Funds LP (“Triton”). As per the terms of the Agreement, the Company is required to reserve Two Million Two Hundred and Thirty-Two Thousand One Hundred and Forty Two shares (2,232,142) of the Company’s common stock. Simultaneous with the entry into the Securities Purchase Agreement, the Company issued a Convertible Note to Triton in the amount of Two Hundred and Fifty Thousand NO/100 Dollars ($250,000.00). The shares reserved in the Triton transaction will not be issued until the Company receives a Notice of Conversion and are not included in the shares calculated in the common stock issued and outstanding before this offering within “The Offering” table. Please see NOTE 9- SUBSEQUENT EVENTS, in our financial statements, at page F-12, infra, for further information.

4

SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

	For the Three months Ended March 31, 2019	For the year-ended December 31, 2018	For the year-ended December 31, 2017
Revenue	$139,585	$51,331	$–
Loss from operations	$(2,445,159)	$(2,227,920)	$(102,865)
Net loss	$(2,448,499)	$(2,228,620)	$(102,904)

Balance Sheets Data

	As of March 31, 2019	As of December 31, 2018	As of December 31, 2017
Cash	$60,679	$171,979	$–
Total assets	$408,682	$570,407	$–
Total liabilities	$235,772	$180,389	$6,169
Total stockholders’ equity (deficit)	$172,910	$390,018	$(6,169)

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NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements include, among other things, statements regarding:

•	the growth of our business and revenues and our expectations about the factors that influence our success;

•	our plans to continue to invest in systems, facilities, and infrastructure, increase our hiring and grow our business;

•	our plans for the build out and expansion of our online store and portal, GCC Superstore, and the strategy and timing of any plans to monetize our network;

•	our user growth expectations;

•	our ability to attain funding and the sufficiency of our sources of funding;

•	our expectation that our cost of revenues, development expenses, sales and marketing expenses, and general and administrative expenses will increase;

•	fluctuations in our capital expenditures; and

•	our plans for potential business partners and any acquisition plans;

as well as other statements regarding our future operations, financial condition and prospects, and business strategies. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this registration statement, of which this prospectus is a part, including the risks described under “Risk Factors.” Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances that occur in the future.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision. In addition, as discussed in “Risk Factors,” our shares may be considered a “penny stock” and, as a result, the safe harbors provided for forward-looking statements made by a public company that files reports under the federal securities laws may not be available to us.

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TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities. Although the market price is currently at $.68 per share, the price has fluctuated in the last 52 weeks from $.55 to $4.91 all on extremely low volume. In the business judgement of the Company, there was not enough trading volume on which to base a fair, just and equitable market price/average. The $1.00 offering price for the 5,000,000 shares in our primary offering is believed by the Company to better represent a market price for purposes of this offering, given the fact that the market price held in the $1.00 range for the past 6 months.

DILUTION

The Company does not have adequate revenue to fund all of its operational needs and may require additional financing to continue its operations if it is unable to generate substantial revenue growth. There can be no assurance that such financing will be available at all or on favorable terms. Failure to generate substantial revenue growth could result in delay or indefinite postponement of the Company’s deployment of its products, and may result in the Company looking to obtain such additional financing, resulting in possible dilution. Any such financing will dilute the ownership interest of the Company’s shareholders at the time of the financing, and may dilute the value of their shareholdings.

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PLAN OF DISTRIBUTION

There are no underwriters, dealers or agents involved in this offering.

We or the selling stockholders may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents;

•	through a combination of any of these methods of sale; or

•	any other method permitted pursuant to applicable law.

We or the selling stockholders may also sell securities, including shares of our common stock, in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to an accompanying prospectus; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable OTCQB or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets.

For each offering of securities, the applicable prospectus or other offering materials relating to the offering will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the net proceeds to VCBD from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in this prospectus, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

•	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; and

•	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

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These transactions may be effected on the OTC Markets Group’s OTCQB or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, VCBD will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in this prospectus. Offered securities may be sold directly by VCBD or the selling stockholders to one or more institutional purchasers, or through agents designated by VCBD or the selling stockholders from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by VCBD or the selling stockholders to such agent will be set forth, in the prospectus.

Our common stock is quoted by the OTC Markets Group’s OTCQB under the symbol “VCBD”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, 18 Lafayette Place, Woodmere, NY 11598. Tel: 212-828-8436.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

Underwriters, dealers and agents may be entitled under agreements entered into with us or the selling stockholders to indemnification by us or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates, or for the selling stockholders, in the ordinary course of business.

The selling stockholders may also sell all or a portion of their shares in reliance upon Rule 144 under the Securities Act or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions. The selling stockholders may also transfer, devise or gift such shares by other means not described in this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares of common stock we are registering.

Other than our common stock, which is quoted on the OTC Markets Group’s OTCQB, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus will be quoted on the OTC Markets Group’s OTCQB, subject to official notice of issuance. Any underwriters to whom VCBD or the selling stockholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

9

DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws, each as amended, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

General

We are authorized to issue 112,500,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock. Our articles of incorporation also authorize us to issue options, rights, warrants and appreciation rights relating to our common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. As of December 31, 2018, 29,638,900 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. As of May 10, 2019, 30,781,400 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to stockholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding shares of common stock can elect all directors.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to a pro rata portion of any distribution of our assets after payment of liabilities. Our directors are not obligated to declare dividends, and it is anticipated that no dividend will be paid in the foreseeable future.

Holders of shares of our common stock do not have preemptive rights to subscribe for any additional shares which may be issued in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Pursuant to an Amendment to the Articles of Incorporation, effected under NRS 78.207 and .209, the Company effected a 2.5 for 1 forward stock split of our number of authorized shares of the Common Stock and a corresponding increase in the number of issued and outstanding shares of Common Stock held by each stockholder of record as of February 8, 2018, the “Effective Date” of the forward split, as set by FINRA.

All shares referenced in this Prospectus have been retroactively adjusted to reflect this stock split.

Authorized but Unissued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws.

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Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;

•	whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•	whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•	the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

In addition, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Holders

As of May 10, 2019, there were 1,083 qualified holders of record of our common stock.

Dividends

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

Securities Authorized for Issuance under Equity Compensation Plan.

None.

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Options and Warrants

On January 16, 2019, the Company issued a warrant to Bruce Lee Beverage, LLC (“BLB”) granting BLB the right to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $1.01 per share. The warrant has a term of 2 years and expires on January 16, 2021. Please see NOTE 5- STOCKHOLDERS’ DEFICIT in our financial statements, at page F-9, infra, for further information.

On March 29, 2019, the Company entered into an agreement with a contractor for services. This contractor may earn a total of 1,000,000 shares of common stock and 2,000,000 warrants to purchase common stock. Of the total awards, 250,000 shares and 334,000 warrants were earned upon execution of the agreement, with the 250,000 shares being issued in April 2019. The warrants were issued March 29, 2019, and have an exercise price of $1.50 per share, and an initial term of 3 years from the date of issuance. The contractor can elect to extend the term for an additional year, at the holder’s option, with 90 days’ prior written notice from the holder. The remaining shares and warrants vest upon completion of certain performance-related milestones. Please see NOTE 6- STOCKHOLDERS’ DEFICIT in our financial statements, at page F-10, infra, for further information.

Convertible Notes

On January 10, 2019, the Company entered into a Securities Purchase Agreement with Power Up Lending, LLC (“PUL”). As per the terms of the Agreement, the Company is required to reserve One Million One Hundred Sixty Three Thousand and Seventy Six shares (1,163,076) of the Company’s common stock. Simultaneous with the entry into the Securities Purchase Agreement, the Company issued a Convertible Note to PUL in the amount of One Hundred Twenty Six Thousand NO/100 Dollars ($126,000.00). The shares reserved in the PUL transaction will not be issued until the Company receives a Notice of Conversion, and are not included in the shares calculated in the common stock issued and outstanding before this offering within “The Offering” table. Please see NOTE 5- CONVERTIBLE NOTES PAYABLE in our financial statements, at page F-9, infra, for further information.

On February 7, 2019, the Company entered into a Securities Purchase Agreement with Power Up Lending, LLC (“PUL”). As per the terms of the Agreement, the Company is required to reserve Seven Hundred Sixty Six Thousand One Hundred and Fifty Three shares (766,153) of the Company’s common stock. Simultaneous with the entry into the Securities Purchase Agreement, the Company issued a Convertible Note to PUL in the amount of Eighty Three Thousand NO/100 Dollars ($83,000.00). The shares reserved in the PUL transaction will not be issued until the Company receives a Notice of Conversion, and are not included in the shares calculated in the common stock issued and outstanding before this offering within “The Offering” table. Please see NOTE 5- CONVERTIBLE NOTES PAYABLE in our financial statements, at page F-9, infra, for further information.

On March 29, 2019, the Company entered into a Securities Purchase Agreement with Triton Funds LP (“Triton”). As per the terms of the Agreement, the Company is required to reserve Two Million Two Hundred and Thirty Two Thousand One Hundred and Forty Two shares (2,232,142) of the Company’s common stock. Simultaneous with the entry into the Securities Purchase Agreement, the Company issued a Convertible Note to Triton in the amount of Two Hundred and Fifty Thousand NO/100 Dollars ($250,000.00). The shares reserved in the Triton transaction will not be issued until the Company receives a Notice of Conversion, and are not included in the shares calculated in the common stock issued and outstanding before this offering within “The Offering” table. Please see NOTE 9- SUBSEQUENT EVENTS in our financial statements, at page F-12, infra, for further information.

Fundraising and Previous Offerings

BLB was issued a warrant to purchase 1,500,000 shares of the Company’s common stock, and the contractor was issued a warrant to purchase 1,500,000 shares of the Company’s common stock, and an additional 2,000,000 warrants were issued to the contractor. The shares to be issued under these warrants were not included in the offering nor in the calculation of the shares outstanding as of May 10, 2019. In the event that BLB and the contractor were to fully exercise their respective warrants, of which there can be no assurance, the total number of shares outstanding would increase to 34,281,400. Please see NOTE 6- STOCKHOLDERS’ DEFICIT in our financial statements, at page F-10, infra, for further information. We will, however, receive proceeds from the issuance of 3,500,000 shares of our common stock underlying the warrant issued to BLB pursuant to the Securities Purchase Agreement dated December 31, 2018 and the warrant issued to the independent contractor pursuant to the agreement dated March 29, 2019. The BLB warrants have an exercise price of $1.01 and are exercisable for a period of two (2) years. The contractor warrants have an exercise price of $1.50 per share and are exercisable for a period of three (3) years, with an additional one-year term at the holder’s option, with 90 days’ prior written notice from the holder.

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On January 10, 2019, the Company entered into a Securities Purchase Agreement with Power Up Lending, LLC (“PUL”). As per the terms of the Agreement, the Company is required to reserve One Million One Hundred Sixty Three Thousand and Seventy Six shares (1,163,076) of the Company’s common stock. Simultaneous with the entry into the Securities Purchase Agreement, the Company issued a Convertible Note to PUL in the amount of One Hundred Twenty Six Thousand NO/100 Dollars ($126,000.00). The shares reserved in the PUL transaction will not be issued until the Company receives a Notice of Conversion, and are not included in the shares calculated in the common stock issued and outstanding before this offering within “The Offering” table. Please see NOTE 5- CONVERTIBLE NOTES PAYABLE in our financial statements, at page F-10, infra, for further information.

On February 7, 2019, the Company entered into a Securities Purchase Agreement with Power Up Lending, LLC (“PUL”). As per the terms of the Agreement, the Company is required to reserve Seven Hundred Sixty Six Thousand One Hundred and Fifty Three shares (766,153) of the Company’s common stock. Simultaneous with the entry into the Securities Purchase Agreement, the Company issued a Convertible Note to PUL in the amount of Eighty Three Thousand NO/100 Dollars ($83,000.00). The shares reserved in the PUL transaction will not be issued until the Company receives a Notice of Conversion, and are not included in the shares calculated in the common stock issued and outstanding before this offering within “The Offering” table. Please see NOTE 5- CONVERTIBLE NOTES PAYABLE in our financial statements, at page F-10, infra, for further information.

On March 29, 2019, the Company entered into a Securities Purchase Agreement with Triton Funds LP (“Triton”). As per the terms of the Agreement, the Company is required to reserve Two Million Two Hundred and Thirty-wo Thousand One Hundred and Forty-Two shares (2,232,142) of the Company’s common stock. Simultaneous with the entry into the Securities Purchase Agreement, the Company issued a Convertible Note to Triton in the amount of Two Hundred and Fifty Thousand NO/100 Dollars ($250,000.00). The shares reserved in the Triton transaction will not be issued until the Company receives a Notice of Conversion, and are not included in the shares calculated in the common stock issued and outstanding before this offering within “The Offering” table. Please see NOTE 9- SUBSEQUENT EVENTS in our financial statements, at page F-10, infra, for further information.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws may have the effect of delaying, deferring or preventing a change in control of the Company. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our articles of incorporation and bylaws, among other things, provide the board of directors with the ability to alter the bylaws without stockholder approval; provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum; and, as discussed above, authorize our board of directors, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, and to fix the number of shares of such series, and the preferences, rights and restrictions thereof. The existence of authorized but unissued preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our common stock.

PROPERTIES

Since our inception, we have shared space with our founders/management, but have now established our business offices in shared leased office space at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169.

We do not own any real property.

We believe that our facilities are adequate for our current needs and that, if required, we will be able to expand our current space or locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

13

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Please read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

We market and sell consumer products containing full Spectrum phytocannabinoid rich hemp oil with naturally occurring CBD under our  Vitalibis™  brand in a range of market sectors including wellness, and beauty care. We currently distribute 3 products and we expect to continue to add new products to our  Vitalibis™  portfolio to enhance our line of full spectrum phyto-cannabinoid rich hemp products with naturally occurring cannabidiol (CBD) and hemp-related consumer products. We also expect to develop and launch new brands under the Vitalibis™ product development umbrella to more effectively market and sell certain products. We also sell full spectrum phyto-cannabinoid rich hemp powder with naturally occurring cannabidiol (CBD) acquired through our supply relationships in the United States to various customers that produce products for resale into the market. We also began offering of our technology back-end which is being offered as a Software as a Service (SaaS) platform.

We seek to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers. Historically cultivated for industrial and practical purposes, hemp is used today for textiles, paper, auto parts, biofuel, cosmetics, animal feed, nutritional supplements, and much more. The market for hemp-derived products is expected to increase substantially over the next five years, and we believe Vitalibis™ is well positioned to be a significant player in the hemp industry.

Hemp-derived CBD is one of at least 80 cannabinoids found in hemp, and is non-psychoactive. Our U.S. based supplier oversees our raw material supply chain and raw material processing. Our internal team manages product development and manufacturing, and sales and marketing. We will continue to scale-up our processing capability to accommodate new products in our pipeline.

We expect to realize revenue to fund our working capital needs through the sale of finished products and raw materials to third parties. However, in order to fund our product development efforts, we will need to raise additional capital either through the issuance of equity and/or the issuance of debt. In the event we are unable to raise sufficient additional capital to fund our product development efforts, we may need to curtail or delay such activity.

Critical Accounting Policies

The preparation of these financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. On an ongoing basis management evaluates its critical accounting policies and estimates.

A “critical accounting policy” is one which is both important to the understanding of the financial condition and results of operations of the Company and requires management’s most difficult, subjective, or complex judgments, and often requires management to make estimates about the effect of matters that are inherently uncertain. Management believes the following accounting policies fit this definition:

Revenue Recognition - The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method, with no impact to the Company’s comparative financial statements. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

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Product sales are recognized all of the following criteria are satisfied: (i) a contract with an end user exists which has commercial substance; (ii) it is probable the Company will collect the amount charged to the end user; and (iii) the Company has completed its performance obligation whereby the end user has obtained control of the product. A contract with commercial substance exists once the Company receives and accepts a purchase order or once it enters into a contract with an end user. If collectibility is not probable, the sale is deferred and not recognized until collection is probable or payment is received. Control of products typically transfers when title and risk of ownership of the product has transferred to the customer. Payment is received before shipment of the product. Net revenues comprise gross revenues less customer discounts and allowances, actual and expected returns. Shipping charges billed to customers are included in net sales. Various taxes on the sale of products and enrollment packages to customers are collected by the Company as an agent and remitted to the respective taxing authority. These taxes are presented on a net basis and recorded as a liability until remitted to the respective taxing authority. The Company allows for customers to return unopened products within 45 days. During the year ended December 31, 2018, there were a trivial amount of refunds processed for returned product.

Inventory – Inventory is manufactured at third party facilities. Inventories are stated at the lower of cost or net realizable value, using the first-in, first-out method. The Company reviews its inventory for obsolescence and any inventory identified as obsolete is reserved or written off. The Company’s determination of obsolescence is based on assumptions about the demand for its products, product expiration dates, estimated future sales, and management’s future plans.

Website Development Cost – The Company capitalizes certain development costs associated with internal use software incurred during the application development stage. The Company expenses costs associated with preliminary project phase activities, training, maintenance and any post-implementation period costs as incurred. Capitalization of qualifying application development cost begins when management authorized and commits to funding the project and it is probable that the project will be completed for the function intended. Capitalized internal use software costs are normally amortized over estimated useful lives ranging from 2 to 5 years once the related project has been completed and deployed for customer use. At time the software is considered to have be an indefinite lived asset in which case it is evaluated for impairment at least annually. For the year ending December 31, 2018, the Company capitalized $176,177 related to software under the criteria discussed in this paragraph. These costs are related to the development of our website and customer portal. The Company amortizes capitalized costs over an estimated useful life of three years.

Stock-Based Compensation – The Company measures the total amount of employee stock-based compensation expense for a grant based on the grant date fair value of each award and recognizes the stock-based compensation expense on a straight-line basis over the requisite service period for each separately vesting tranche of an award. Stock-based compensation is based on unvested outstanding awards. The Company has elected to recognize forfeitures when realized.

Recent Developments

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows. See the Notes to the Financial Statements for more information.

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Results of Operations

Three months ended March 31, 2019 compared to three months ended March 31, 2018

Revenue and Gross Profit

In the second half of fiscal year 2018, the Company began selling its products.

During the three months ended March 31, 2019, the Company generated $139,585 in revenue and $51,088 in gross profit. There were no sales during the three months ended March 31, 2018.

Selling, General and Administrative Expenses

Selling, general and administrative expenses amounted to $2,448,406 and $726,968, respectively for the three months ended March 31, 2019 and 2018, an increase of $1,721,438. The increase was primarily due to higher stock-based compensation associated with the Bruce Lee agreement and other contractors receiving stock in exchange for services provided, services rendered by our executive officers and expenses related to our independent contractors.

Professional fees

Professional fees amounted to $47,841 and $18,909, respectively for the three months ended March 31, 2019 and 2018. The increase of $28,932 was due to increased legal, accounting and audit fees associated with the increased operations of the Company.

Interest expense

Interest expense was $3,340 for the three months ended March 31, 2019 compared to $0 for the three months ended March 31, 2018. The interest expense primarily relates to the Company’s recently issued convertible notes.

For the years ended December 31, 2018 and 2017

Revenue and Gross Profit

During the year ended December 31, 2018, the Company began selling its products, and generated $51,331 in revenue and $28,330 in gross profit. There were no sales during the year ended December 31, 2017.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the period ending December 31, 2018, were $2,095,787 compared to $32,328 for the year ending December 31, 2017. The expenses consisted primarily of stock-based compensation, and services rendered by our executive officers.

Professional fees

Professional fees for the year ending December 31, 2018, were $160,463 compared to $70,537 for the year ending December 31, 2017. The increase was due to increased legal, accounting and audit fees associated with the increased operations of the Company.

Liquidity and Capital Resources

The following is a summary of the Company's cash flows provided by (used in) operating, investing, and financing activities for the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017:

	Three Months Ended March 31, 2019	Year ended December 31, 2018	Year ended December 31, 2017
Operating Activities	$(285,848)	$(543,204)	$(1,130)
Investing Activities	$–	$(176,177)	$–
Financing Activities	$174,548	$891,360	$–
Net Effect on Cash	$(111,300)	$171,979	$(1,130)

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Operating Activities

The cash used in operating activities of $285,848 for the three months ended March 31, 2019, was primarily due to increased selling, general and administrative costs as the Company increased its operations during the current period. These outflows were partially offset by the cash inflows from sales activity during the current period.

The cash used in operating activities of $543,204 for the year ended December 31, 2018 was primarily due to increased selling, general and administrative costs as the Company increased its operations during the year.

Investing Activities

The cash used in investing activities of $176,177 during the year ended December 31, 2018 was due to costs incurred to build our website.

Financing Activities

The cash provided by financing activities of $174,548 during the three months ended March 31, 2019, was primarily from two convertible debt issuances, which provided proceeds of $188,000, offset by payments of debt issuance costs of $6,000 and payments on unsecured notes payable of $7,452.

The cash provided by financing activities of $891,360 during the year ended December 31, 2018 was primarily from sales of common stock for cash of $912,400.

Financing Needs

In order to fund our operations, including the further build-out of business and marketing plans, we rely upon direct investments, partnerships and joint ventures with accredited investors. Once the Company becomes profitable, we intend to fund our operations from free cash flow.

At present, the Company only has sufficient funds to conduct its operations for three to six months. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

If we are not successful in generating sufficient liquidity from Company operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on the Company’s business, results of operations liquidity and financial condition.

The Company presently does not have any available credit, bank financing or other external sources of liquidity. Due to its brief history and historical operating losses, the Company’s operations have not been a source of liquidity. The Company will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that the Company will be successful in obtaining additional funding.

The Company will need additional investments in order to continue operations. Additional investments are being sought, but the Company cannot guarantee that it will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. In the event there is a downturn in the U.S. stock and debt markets, this could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders.

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DESCRIPTION OF BUSINESS

Operations

Consumer Products and Technology SaaS

We market and sell consumer products containing full spectrum phytocannabinoid rich hemp oil with naturally occurring CBD under our Vitalibis™ brand in a range of market sectors including wellness, and personal care. We currently distribute 3 Vitalibis™ branded products and we expect to continue to add new products to our Vitalibis™ portfolio to enhance our line of full spectrum phytocannabinoid rich hemp products with naturally occurring cannabidiol (CBD) and hemp-related consumer products. We also expect to develop and launch new brands under the Vitalibis™ product development umbrella to more effectively market and sell certain products. We also sell water soluble full spectrum phytocannabinoid rich hemp powder with naturally occurring cannabidiol (CBD) acquired through our supply relationships in the United States to various customers that produce products for resale into the market. We also began offering non-exclusive leases of our proprietary Vitalibis technology back-end, which is being offered as a Software as a Service (SaaS) platform.

We seek to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers. Historically cultivated for industrial and practical purposes, hemp is used today for textiles, paper, auto parts, biofuel, cosmetics, animal feed, nutritional supplements, and much more. The market for hemp-derived products is expected to increase substantially over the next five years, and we believe Vitalibis™ is well positioned to have a demonstrable impact on the rapidly emerging hemp industry.

Hemp-derived CBD is one of at least 80 cannabinoids found in hemp, and is non-psychoactive. Our U.S. based supplier oversees our raw material supply chain and raw material processing. Our internal team manages product development and manufacturing, and sales and marketing. We will continue to scale-up our processing capability to accommodate new products in our pipeline.

Hemp-derived CBD is one of at least 80 cannabinoids found in hemp, and is non-psychoactive. Our U.S. based supplier oversees our raw material supply chain and raw material processing. Our internal team manages product development and manufacturing, and sales and marketing. We will continue to scale-up our processing capability to accommodate new products in our pipeline.

We expect to realize revenue to fund our working capital needs through the sale of finished products and raw materials to third parties. However, in order to fund our product development efforts, we will need to raise additional capital either through the issuance of equity and/or the issuance of debt. In the event we are unable to raise sufficient additional capital to fund our product development efforts, we may need to curtail or delay such activity.

Inventory and Sales

Based on expected increasing demand, we have invested significant capital to develop and maintain our relationship with a proprietary oil extraction supplier to ensure access to raw materials to support anticipated revenue growth. We have historically sourced our raw materials from this well-established hemp oil supplier in the United States. We have maintained access to this supplier for their raw material supply, and continue to explore and develop the relationship to ensure that we can meet the expected demand for hemp oil products well into the future. However, our current inventory levels are not sufficient to support sales through 2019

Changes in the Law and Development Programs

For the first time since 1937, industrial hemp has been decriminalized at the federal level and can be grown legally in the United States, but on a limited basis. A landmark provision passed in the Agricultural Act of 2014 recognizes hemp as distinct from its genetic cousin, marijuana. Federal law now exempts industrial hemp from U.S. drug laws to allow for crop research by universities, colleges and state agriculture departments. The new Federal law allows for agricultural pilot programs for industrial hemp “in states that permit the growth or cultivation of hemp.”

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Market, Customers and Distribution Methods

The market, customers and distribution methods for hemp-based products are large and diverse. These markets range from hemp-based bio-plastics to textiles. This is an ever-evolving distribution system that, today, includes early adopter retailers and ecommerce entities, and product development companies that use hemp oil to develop consumer products for distribution. We believe that as consumer and market awareness increases, products derived from hemp/cannabis and the consumer market will evolve and grow into a new commercial industry

Our target customers for our consumer product segment are, first and foremost, hemp-related consumers who we seek to attract to our products via internet sales, direct-to-consumer, affiliate sales and Ambassador distributors. Secondarily, we are targeting manufacturers of products that can, and will, readily replace their existing raw base materials for our base materials, making their respective products more environmentally friendly and sustainable. In the future, we may pursue national and regional broker networks and major distribution companies who have pre-existing relationships with major retail chain stores. To date, we have taken no steps, nor do we have any plans to take any steps to identify or contact any such broker networks or major distribution companies In addition, we are may pursue distribution opportunities with national retailers. To date, we have taken no steps, nor do we have any plans to take any steps to identify or contact any such distribution opportunities. As we continue to develop our business, these markets may change, be re-prioritized or eliminated as management responds to consumer and regulatory developments.

Competition

There are several companies developing and utilizing cannabinoid for a range of products. The cannabinoid area currently includes formulated extracts of the  Cannabis  plant and synthetic formulations. These formulations include CBD and THC, or a combination of CBD/THC, as the active pharmaceutical ingredient. Certain companies, such as GW Pharmaceuticals, PLC, have focused on plant-based CBD formulations; while other companies, such as Zynerba Pharmaceuticals Inc. and Insys Therapeutics Inc., have focused on synthetic CBD formulations.

The CBD-based consumer product industry is currently highly fragmented with numerous companies, many of which may be under-capitalized. We plan to routinely evaluate internal and external opportunities in an effort to enhance our business operations and financial results, as well as provide value for shareholders through new product development, asset acquisitions and/or sales. Another source of competition may come from large, well-funded companies that currently do not offer hemp-based consumer products.

We may also compete with other CBD-related technology and product companies for financing from a limited number of investors that may be prepared to invest in such companies. The presence of competing companies in our field of endeavor may impact our ability to raise initial, needed capital in order to fund our business plan and operations. If investors perceive that investments in our competitors are more attractive, based on the merit of their technologies, their products, the advanced stage of their marketing or development, or the price of the investment opportunity, we may not obtain our needed financing.

Many of our competitors have substantially greater resources, experience in conducting research, experience in developing and manufacturing their products, operating experience, research and development and marketing capabilities, name recognition and production capabilities. We will face competition from companies marketing existing products or developing new products which may render our technologies (and proposed products) obsolete.

These companies may have numerous competitive advantages, including:

•	significantly greater name recognition;

•	established distribution networks;

•	more advanced technologies and product development;

•	additional lines of products, and the ability to offer rebates, higher discounts or incentives

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•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products; and

•	greater financial and human resources for product development, sales and marketing, and patent litigation./.

Employees and Consultants

We have two full-time employees: Steven Raack and Thomas Raack. We utilize consultants on an as-needed basis.

Insurance

The company has insurance for errors in missions by its officers and directors in the amount of $2 million. The company also maintains a general umbrella policy for the company in the amount of $5 million.

Cole Memo

•	cannabis is not being distributed to minors and dispensaries are not located around schools and public buildings;

•	the proceeds from sales are not going to gangs, cartels or criminal enterprises;

•	cannabis grown in states where it is legal is not being diverted to other states;

•	cannabis-related businesses are not being used as a cover for sales of other illegal drugs or illegal activity;

•	there is not any violence or use of fire-arms in the cultivation and sale of marijuana;

•	there is strict enforcement of drugged-driving laws and adequate prevention of adverse health consequences; and

•	cannabis is not grown, used, or possessed on Federal properties.

Legal Proceedings

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities be incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Sources and Availability of Raw Materials

We utilize various different sources of raw materials in an effort to help ensure the availability of such materials. However, there is no assurance that the raw materials be available when we require such materials, or that the price of such materials will be within our budget for such materials.   Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

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Reports to Security Holders

We are required to file reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website for investors at http://greatercannabiscompany.com/sec-filings.

Intellectual Property

We have filed trademark applications on our brands, logos and marks including, but not limited to Vitalibis™.

We built a proprietary robust technology platform utilizing highly scalable peer-to-peer sales technology. The technology includes: Administrative back-end module Customer Data Management Reporting and Metrics Customer Support Customer Relationship Management (CRM). We also intend to develop payment processing, engagement campaigns, (using patent-pending newkleus technology) mobile application tools, Artificial Intelligence and Machine Learning. We intend to explore patents related to this technology in the future.

We review our intellectual property portfolio on a periodic basis and we will continue in our efforts to broaden our portfolio in a fiscally prudent manner. We may also file for patent protection on our products based on proprietary formulations, processes and technology.

Research and Development

Our research and development costs have consisted primarily of stock-based compensation to pay for related personnel expense, facilities and other costs related to both our consumer product and our technology. We charge all research and development expenses to operations, as incurred, in the ongoing development of new consumer products.

Environmental Matters

Compliance with federal, state and local requirements regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had, nor are they expected to have, any material effect on the capital expenditures, earnings or competitive position of the Company.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. After the effectiveness of this Registration Statement we will begin filing Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

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Environmental Regulations

We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements. While our proposed business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our anticipated potential customers could adversely affect us by increasing our operating costs or decreasing demand for our proposed products, which could have a material adverse effect on our results of operations.

Government Regulation

We are not yet aware of any direct government regulations relating to the marketing of CBD-related products containing less than 0.03 parts THC, which are the only products we currently sell and intend to sell.

Emerging Growth Company

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act. We will continue to be an emerging growth company until: (i) the last day of our fiscal year during which we had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Exchange Act.

As an emerging growth company, we are exempt from:

Section 14A (a) and (b) of the Exchange Act, which requires companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;

The requirement to provide in any registration statement periodic report or other report to be filed with the Securities and Exchange Commission, certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial registration statement;

Compliance with new or revised accounting standards until those standards are applicable to private companies;

The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 to provide auditor attestation of our internal controls and procedures; and

Any Public Company Accounting Oversight Board ("PCAOB") rules regarding mandatory audit firm rotation, or an expanded auditor report and any other PCAOB rules subsequently adopted, unless the Securities and Exchange Commission determines the new rules are necessary for protecting the public.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including repayment or redemption of outstanding debt or preferred stock (if any), the possible acquisition of related assets thereof, and working capital needs. We will not receive any of the proceeds from the sale of common stock being offered by the selling stockholders.

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RATIO OF EARNINGS TO FIXED CHARGES

No shares of our preferred stock were outstanding during the fiscal years ended December 31, 2018, 2017 and 2016. Therefore, the ratios of earnings to fixed charges and preferred dividends are not separately stated from the ratios of earnings to fixed charges for the periods listed above. The table below reflects our ratio of earnings to fixed charges for each of the fiscal years ended December 31, 2018, 2017, 2016 and 2015, and for period from April 11, 2014 to December 31, 2014.

	For the Fiscal Years Ended December 31,				For the Period from April 11, 2014 to December 31,
	2018	2017	2016	2015	2014
Ratio of earnings to fixed charges	3,184	(1)	(2)	(3)	(4)

______________________

(1)	The ratio was less than 1:1 for the year ended December 31, 2018 as earnings were inadequate to cover fixed charges by approximately $2,228,620.

(2)	The ratio was less than 1:1 for the year ended December 31, 2017 as earnings were inadequate to cover fixed charges by approximately $102,865.

(3)	The ratio was less than 1:1 for the year ended December 31, 2016 as earnings were inadequate to cover fixed charges by approximately $61,000.

(4)	The ratio was less than 1:1 for the year ended December 31, 2015 as earnings were inadequate to cover fixed charges by approximately $63,000.

(5)	The ratio was less than 1:1 for the period from April 11, 2014 (inception) to December 31, 2014 as earnings were inadequate to cover fixed charges by approximately $98,000.

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SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” from time to time of up to an aggregate of 3,571,400 shares of our common stock. When we refer to “selling stockholders” in this prospectus, we mean the stockholders listed in the table below, and any pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interest in our securities other than through a public sale.

The following table sets forth, as of the date of this prospectus, the following information:

•	the name of the selling stockholders for whom we are registering shares of our common stock for resale to the public;

•	the number of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of such shares of common stock under this prospectus;

•	the number of shares of common stock that may be offered for resale for the account of the selling stockholders pursuant to this prospectus; and

•	the number and percentage of shares of common stock to be beneficially owned by the selling stockholders after completion of the offering of such shares of common stock (assuming that all shares of common stock being registered under the registration statement of which this prospectus forms a part that are held by the selling stockholders are resold to third parties).

	Shares Beneficially owned Prior to this Offering		Number of Shares Being	Beneficial Ownership After the Offering (3)
Name of Selling Stockholder	Number (1)	Percentage	Offered (2)	Number	Percentage
RACHEL T GOLDBERG	5,000	*	5,000	–	0.00%
KARTHIK CHIDAMBARAM	10,000	*	10,000	–	0.00%
CURTIS SLATER	5,000	*	5,000	–	0.00%
DAVID W. ROCK	20,000	*	20,000	–	0.00%
TED MCCANN	5,000	*	5,000	–	0.00%
CLEAN CULTURE LABORATORIES LLC	100,000	*	100,000	–	0.00%
JAMES P. MEYERS	50,000	*	50,000	–	0.00%
DAN HOLLAND	15,000	*	15,000	–	0.00%
PHILIP B. DEMBO	10,000	*	10,000	–	0.00%
NICHOLAS T. CULLEN JR.	10,000	*	10,000	–	0.00%
STACY BROVITZ	40,000	*	40,000	–	0.00%
CHRISTOPHER MOBLEY	6,000	*	6,000	–	0.00%
COHN FAMILY TRUST	300,000	*	300,000	–	0.00%
DONALD F. ERNST	5,000	*	5,000	–	0.00%
AARON OLIVER	5,000	*	5,000	–	0.00%
COAST BRANDS GROUP, LLC	40,000	*	40,000	–	0.00%
ANTOINE KUNSCH	2,500	*	2,500	–	0.00%
STEPHEN R. BLASS	5,000	*	5,000	–	0.00%
ELIZABETH R DEMBO	5,000	*	5,000	–	0.00%
SEAN CHAWLA	7,500	*	7,500	–	0.00%
MICHAEL MILLER	5,000	*	5,000	–	0.00%
JONATHAN GOODMAN	20,000	*	20,000	–	0.00%
THE 2003 THOMAS EDWARD NOLAN	5,000	*	5,000	–	0.00%
EUGENE TSAI	5,000	*	5,000	–	0.00%

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JERRY DAUDERMAN	40,000	*	40,000	–	0.00%
JUSTIN M DEMBO	5,000	*	5,000	–	0.00%
THOMAS ANDREW KUSTRA	5,000	*	5,000	–	0.00%
ANDREW PARK	5,000	*	5,000	–	0.00%
KEVIN LUCIER	300,000	*	300,000	–	0.00%
NORMAN MARK INGEBRIGTSEN	20,000	*	20,000	–	0.00%
ADAM D GOLDBERG	5,000	*	5,000	–	0.00%
THOMAS E. NOLAN	20,000	*	20,000	–	0.00%
SKYE BREILING	25,000	*	25,000	–	0.00%
STEPHANIE MARTIN	30,000	*	30,000	–	0.00%
FISCHLER FAMILY TRUST	25,000	*	25,000	–	0.00%
MANOJ CHAWLA AND NIKITA S. CHAWLA	7,500	*	7,500	–	0.00%
STEVE C. ROBERTS	1,400	*	1,400	–	0.00%
LIFE STRATEGIES LLC	10,000	*	10,000	–	0.00%
GREGORY CHAMBERS	200,000	*	200,000	–	0.00%
ORAN ARAZI-GAMLIEL	40,000	*	40,000	–	0.00%
KATHARINE GARDNER	2,000	*	2,000	–	0.00%
KINGDOM BUILDING, INC.	125,000	*	125,000	–	0.00%
JONATHAN SACKS	5,000	*	5,000	–	0.00%
DAVID HARPER	10,000	*	10,000	–	0.00%
TRITON FUNDS LLC	35,000	*	35,000	–	0.00%
WILLIAM K. YATES	15,000	*	15,000	–	0.00%
JEFF HARDEN	5,000	*	5,000	–	0.00%
CHARLES J. GROUX	25,000	*	25,000	–	0.00%
THE DAVE WENTZ FAMILY TRUST	160,000	*	160,000	–	0.00%
HELGA ARMINAK	250,000	*	250,000	–	0.00%
BRIAN LOWES	20,000	*	20,000	–	0.00%
CHRISTOPHER BLASS	5,000	*	5,000	–	0.00%
MICHELE MCDONOUGH	2,000	*	2,000	–	0.00%
MICHELE L. GROUX	20,000	*	20,000	–	0.00%
JOHNNIE B BAKER JR. AND	250,000	*	250,000	–	0.00%
GERRY WONG	150,000	*	150,000	–	0.00%
JOHN MICHAEL ANDERSON	50,000	*	50,000	–	0.00%
ROBERT J. MCLEOD	20,000	*	20,000	–	0.00%
BRUCE LEE BEVERAGE, LLC	500,000	1.62%	500,000	–	0.00%
NANCY WILCOX	2,500	*	2,500	–	0.00%
UGLY SOAP COMPANY LLC	500,000	1.62%	500,000	–	0.00%

Total shares of selling stockholders	3,571,400	3.25%	3,571,400	–	0.00%
Total outstanding shares as of May 10, 2019	30,781,400	100.00%

__________________________

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)	Assumes all offered shares are sold. The registration of the shares subject to the registration statement of which this prospectus forms a party does not mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

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DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. In addition to this summary, you should refer to the detailed provisions of the relevant warrant agreement for complete terms of the warrants and the warrant agreement. A Form of Warrant Agreement is included as Exhibit 4.4 to this registration statement.

Warrants will be evidenced by warrant certificates. The warrant certificates may be traded separately from the debt securities, preferred stock or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant will not have any of the rights of a holder of our debt securities, preferred stock or common stock and will not be entitled to any payments on any debt securities, preferred stock or common stock issuable upon exercise of the warrants.

In the event we decide, in the future, to offer a particular series of warrants, which we have no current plan or intent to do, we will describe, in a new registration and prospectus, the terms of those warrants, including the following, where applicable:

•	the title and the aggregate number of warrants;

•	the offering price for the warrants (if any);

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which the offering price (if any) and the exercise price for such warrants are payable;

•	the periods during which and the places at which such warrants are exercisable;

•	the date (if any) on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the redemption or call provisions (if any) applicable to the warrants;

•	the identity of the warrant agent;

•	the exchanges (if any) on which such warrants may be listed;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other terms of or material information about such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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SELLING WARRANT HOLDERS

This prospectus also relates to the possible resale by our two (2) Warrant Holders, who we refer to in this prospectus as the “selling warrant holders,” from time to time of up to an aggregate of up to 3,500,000 common stock purchase warrants. When we refer to “selling warrant holders” in this prospectus, we mean the stockholders listed in the table below, and any pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interest in our securities other than through a public sale.

The following table sets forth, as of the date of this prospectus:

•	the name of the selling stockholders for whom we are registering shares of our common stock for resale to the public;

•	the number of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of such shares of common stock under this prospectus;

•	the number of shares of common stock that may be offered for resale for the account of the selling stockholders pursuant to this prospectus; and

•	the number and percentage of shares of common stock to be beneficially owned by the selling stockholders after completion of the offering of such shares of common stock (assuming that all shares of common stock being registered under the registration statement of which this prospectus forms a part that are held by the selling stockholders are resold to third parties).

	Warrants Beneficially owned Prior to this Offering		Number of Warrants Being	Beneficial Ownership After the Offering (3)
Name of Selling Warrant holders	Number(1)	Percentage	Offered (2)	Number	Percentage
Bruce Lee Beverage, LLC (4)	1,500,000	42.9%	1,500,000	0	0%
Johnnie B. Baker Jr. and Melissa G. Baker Revocable Trust (5)(6)	2,000,000	57.1%	2.000,000	0	0%

___________________

(1)	Includes warrants to acquire shares of our common stock that are being registered pursuant to the registration statement of which this prospectus forms a part.

(2)	Assumes exercise of all of the holder’s warrants to acquire shares of our common stock that are being registered pursuant to the registration statement of which this prospectus forms a part.

(3)	Assumes all offered Warrants are sold. The registration of the warrants subject to the registration statement of which this prospectus forms a party does not mean that the selling warrant holder will sell all or any portion of the Warrants covered by this prospectus.

(4)	On December 31, 2018, the Company entered into an Agreement with Bruce Lee Beverage LLC (“BLB”). As per the terms of the Agreement, the Company issued Five Hundred Thousand shares (500,000) of the Company’s common stock, 350,000 shares issued on December 31, 2018 and 150,000 issued on January 16, 2019.

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(5)	On March 29, 2019, the Company entered into an agreement with a contractor (“Dusty”) for services. Dusty may earn a total of 1,000,000 shares of common stock and 2,000,000 warrants to purchase common stock. The warrants have an exercise price of $1.50 per share, and an initial term of 3 years from the date of issuance, with an additional one-year term at the holder’s option. Dusty can elect to extend the term for an additional year with 90-days’ notice. Of the total awards, 250,000 shares and 334,000 warrants were earned upon execution of the agreement, with the 250,000 shares being issued in April 2019. The remaining shares and warrants vest upon completion of certain performance-related milestones.

(6)	Dusty subsequently transferred the subject stock and warrants to the Johnnie B. Baker Jr. and Melissa G. Baker Revocable Trust, of which he is a trustee and beneficiary.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

Our Articles state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors. Our Board of Directors has fixed the number of directors at three, and we currently have two directors, but are evaluating candidates to fill the current vacancy.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updated by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications. Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169, Attention: Investor Relations or via e-mail communication at info@vitalibis.com. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

The following table contains information as of May 10, 2019, as to each Director and Executive Officer of the Company:

Name	Age	Title
Steve Raack 3960 Howard Hughes Parkway Suite 500 Las Vegas, NV 89169	47	Director, President, and Chief Executive Officer

Thomas Raack 3960 Howard Hughes Parkway Suite 500 Las Vegas, NV 89169	48	Director, Secretary, Chief Financial Officer & Treasurer

Our Directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors.

Steven P. Raack, 47, has over 24 years of strategy, operations, technology, product development and business management experience. He’s worked for industry leading companies, from global corporations to start-ups, including NASA, Andersen Consulting, Electronic Data Systems, Sony Pictures Entertainment, Herbalife International, Arbonne International, Beautycounter and newkleus.

In 2012, Mr. Raack joined Beautycounter as their Chief Operating Officer, and helped launch a progressive brand focused on selling safe skin care, body care and cosmetics products. He was integral in developing the strategies and execution programs related to their innovative eCommerce, social selling and affiliate marketing business model, which attracted top-tier investors such as TPG Growth.

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After 3½ years with Beautycounter, in 2016, Mr. Raack left to become the Chief Executive Officer of newkleus – a patent-pending customer engagement platform. The newkleus technology platform was strategically designed to maximize social media activities for sports teams, musicians, radio stations, consumer brands and social selling companies. Mr. Raack is currently the Chief Executive Officer of newkleus. Mr. Raack commenced his business relationship with the Company in 2017, serving as the CEO, President and as a Director, and currently holds such positions. There is no arrangement or understanding between him and any other person(s) (including Thomas Raack) pursuant to which he was or is to be selected as a director or nominee.

In addition to serving as a Director and officer of the Company, Mr. Raack, as time permits, also currently assists several start-up and growth companies as an Executive Advisor. Mr. Raack earned a B.S. in Electrical Engineering from the University of Southern California and an MBA from Pepperdine University.

Thomas Raack, 48, has over 20 years of financial, executive and strategic management experience with a diverse group of private and publicly-held companies specializing in the development of technology, medical product distribution, biotechnology, and e-commerce. Mr. Raack has a broad base of business consulting experience and has assisted in structuring and completing, acquisitions, debt and equity financing, reorganizations, as well as designing and implementing business development and financial communications programs.

From 1998 to 2002, Mr. Raack was a managing partner at Alliance Capital Resources, with offices in Newport Beach, CA. While at Alliance, Mr. Raack consulted for publicly-traded companies handling domestic mergers and acquisitions, venture capital transactions, public offerings and other financings, joint ventures, strategic alliances and distribution agreements. His experience at Alliance also included managing financial communications for a NASDAQ-listed medical products distribution company.

From 2002 to 2017, Mr. Raack was an independent consultant with a focus on assisting private companies with business development and operational systems. Mr. Raack commenced his business relationship with the Company in 2017, serving as the CEO, President and as a Director, then as Secretary, Treasurer, Chief Financial Officer and as a Director, and currently holds such positions.

There is no arrangement or understanding between him and any other person(s) (including Steven Raack) pursuant to which he was or is to be selected as a director or nominee.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the Company if: we have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. In such event, the criteria for determining whether the Company should be offered an opportunity are as follows:

*	the Company could financially undertake the opportunity;
*	the opportunity is within the Company’s line of business; and
*	it would be unfair to the Company and its stockholders not to bring the opportunity to the attention of the Company.

Family Relationships.

The following family relationships exist among our officers, directors, or persons nominated for such positions: Steven Raack is the brother of Thomas A. Raack.

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Involvement in Certain Legal Proceedings

No executive officer or director has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees and Audit Committee Financial Expert

We do not currently have a standing audit, nominating or compensation committee of the board of directors, or any committee performing similar functions. Our board of directors performs the functions of audit, nominating and compensation committees. As of the date of this annual report, no member of our board of directors qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Director Nominations

As of May 10, 2019, we did not affect any material changes to the procedures by which our shareholders may recommend nominees to our board of directors. We have not established formal procedures by which security holders may recommend nominees to the Company's board of directors.

Advisory Board

The Company has established an Advisory Board to  provide the Company’s Board of Directors  with provide fresh perspectives on (a) strategy, economic trends, or specific geographic markets and regulatory regimes, and (b) vision, innovation, risk management, and profitability. Although they are intended to provide management with advice, they do not possess the authority to vote on corporate matters. Advisor compensation will be determined by the Directors on a case-by-case basis, depending on a variety of factors, and may consist of cash, equity in the Company, or a blend thereof.

Our Advisory Board currently consisting of the following Advisors:

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Dave Wentz

Dave helped found publicly traded USANA Health Sciences, Inc. in 1992, and was instrumental in leading it to $1 billion in sales while serving over 1/2 million families. At USANA, Dave played many roles, including: VP of Strategic Development, Executive Vice President, President and CEO. USANA Health Sciences, Inc. develops and manufactures nutritional, personal care and weight-management products. In January 2009, Dave was named by Forbes.com as one of "America's Powerful CEOs 40 and Under". His focus on providing an exceptional workplace for employees worldwide led to Outside magazine naming USANA to its "Best Places to Work" list seven times.

Oran Arazi-Gamliel

With over 20 years in general management and C-suite positions in the global wellness and direct selling arenas, Arazi-Gamliel has operated in the North America, Australia, Japan, UK, Russia and Israel markets. During his tenure Arazi-Gamliel was responsible for building from scratch, as well as restructuring, numerous direct selling operations. In his latest executive position, Arazi-Gamliel served as Chief Global Officer and Head of M&A of Rodan + Fields, a prestige dermatology-inspired skincare brand that grew to over $1.5B in 2017 and became the number 1 skin-care brand in North America. In this position, Arazi-Gamliel was instrumental in creating key field behavioural programs and the global market entry strategies.

Stacy Brovitz

Stacy started his career at JP Morgan Chase where he was one of the leaders in the development of the bank's asset securitization business in the late 1980's. Stacy served as Chief Operating Officer for Dormont Manufacturing Company, the leading manufacturer of stainless steel gas appliance connectors, for 16 years where he successfully managed the company through a period of rapid growth and eventual sale to a strategic buyer. He then served as SVP Global Operations for Herbalife Nutrition where he led the development of the company's manufacturing and supply chain strategic plan. Stacy then served as CEO of Bacharach, Inc., a manufacturer of gas leak detection instruments, where he managed the successful turnaround of the company. Most recently, Stacy has been an investor in and advisor to several startups, an active trader in the capital markets and serves on the boards of several charities.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our code of ethics may be obtained free of charge by contacting us at the address or telephone number listed on the cover page hereof.

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct is available on our website at http://greatercannabiscompany.com/corporate-governance/.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table

Name and Principal				Stock	Option	Non-Equity Incentive Plan	Change in Pension Value & Non-Qualified Deferred Compensation	All Other
Position	Year	Salary($)	Bonus($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)
		(a)	(b)	(c)	(d)(2)			(e)
Steve Raack President, CEO and Director(1)	2018	90,000	0	0	0	0	0	0	90,000

Thomas Raack
Director, Secretary, Treasurer and Chief Financial Officer (1)	2018	115,000	0	0	0	0	0	0	115,000

__________________________

(1)	Steve Raack and Thomas Raack each own 7,500,000 shares of the Company’s restricted Common Stock.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

Options/SARS Grants During Last Fiscal Year

None.

Directors’ Compensation

During our fiscal year ended December 31, 2018, we did not provide compensation to any of our directors for serving as a director. We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2018, the Company issued 200,000 shares of common stock valued at $200,000 to acquire a license from VOTOCAST, INC. as discussed in Note 8 to our financial statements. It was determined to be a transaction with an entity under common control and the share issuance was determined to be a deemed distribution to the related party for the value of the shares in excess of the historical carry over basis of the asset.

During the year ended December 31, 2018, $200 of cash was contributed to the Company by the Chief Financial Officer to open the Company’s bank account.

During the year ended December 31, 2017, $2,754 of services were paid for and contributed to the Company by the current officers.

During the year ended December 31, 2017, the Company incurred operating expenses in the amount of $102,865, $92,851 of which was directly paid by Mr. Kok Chee LEE, the Chief Executive Officer of the Company at the time. On October 25, 2017 Mr. Kok Chee Lee forgave amounts owed to him which were recorded as a contribution to capital. As of December 31, 2018 and 2017, the Company owed $0 to Mr. Kok Chee LEE, respectively.

Corporate Governance and Director Independence.

The Company has not:

•	Established its own definition for determining whether its directors and nominees for directors are "independent". We currently use NASDAQ's general definition for determining director independence, which states that "independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, that, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director.

Nor:

•	Established any committee of the board of directors.

Given the nature of the Company's business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time.

As of the date hereof, the entire board serves as the Company's audit committee.

We have not entered into any transactions in which any of our directors, executive officers, or affiliates, including any member of an immediate family, had or are to have a direct or indirect material interest.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 31, 2018, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of December 31, 2018, there were 29,638,900 shares of common stock outstanding. The number of common shares outstanding used in computing the percentages is 29,638,900.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table below shows the number of shares beneficially owned as of December 31, 2018 by each of our individual directors and executive officers, by other holders of 5% or more of the outstanding stock and by all our current directors and executive officers as a group.

	Common Stock
	Beneficially	Percentage of
Name of Beneficial Owner (1)	Owned	Common Stock (3)
Steve Raack (6)	7,500,000	25.3%

Thomas Raack (7)	7,500,000	25.3%

Larry McNabb (2, 4, 5)	7,500,000	25.3%
Officers and Directors as a Group	15,000,000	50.6%

______________________

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2019 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of 29,638,900 shares of common stock outstanding on December 31, 2018, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of March 31, 2019.

(2)	The 7,500,000 shares issued to Larry D. McNabb by the Company and the shares held in the name of B.L.U.E. Stone Ltd. *are not included within this Registration Statement.

(3)	The number of common shares outstanding used in computing the percentages is 29,638,900.

(4)	Larry McNabb is the beneficial owner of these shares, held in the name of B.L.U.E. Stone, Ltd.

(5)	The address for Larry McNabb B1-214 AJMAN FREE ZONE BOX 16881 HMTFZC UNITED ARAB EMIRATES

(6)	The address for Steve Raack is 3960 Howard Hughes Parkway, Suite 500, Las Vegas NV, 89169.

(7)	The address for Tom Raack is 3960 Howard Hughes Parkway, Suite 500, Las Vegas NV, 89169.

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Options and Warrants

The Company has issued warrants to the persons and upon the terms below:

Name	Date of Issuance	Shares upon Issuance of warrants or options	Exercise Price	Expiration Date
Bruce Lee Beverages, LLC	January 16, 2019	1,500,000	$1.01	January 16, 2021
Johnnie B. Baker Jr. and Melissa G. Baker Revocable Trust	March 29, 2019	2,000,000	$1.50	March 29, 2022

________________________________

To date, no options have been issued by the Company, and no warrants or options have been issued under shareholder approved plans and no shareholder approved plans currently exist.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is currently traded on the OTCQB, under the symbol “VCBD”.

Holders

As of December 31, 2018, the approximate number of stockholders of record of the Common Stock of the Company was 1,083.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Indemnification for Securities Act Liabilities

Our Certificate of Incorporation provides to the fullest extent permitted by Florida Law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By-Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we and the selling stockholders are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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LEGAL PROCEEDINGS

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

EXPERTS

The financial statements for the years ended December 31, 2018 and 2017 for Vitalibis, Inc. financial statements included in this prospectus and elsewhere in the registration statement have been audited by MaloneBailey, LLP., as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

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VITALIBIS, INC.

FINANCIAL STATEMENTS

MARCH 31, 2019 AND DECEMBER 31, 2018

F-1

VITALIBIS, INC.

BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2019	2018

ASSETS
Current assets:
Cash	$60,679	$171,979
Accounts receivable, net	90	–
Prepaid expenses	59,374	60,608
Inventory	154,117	188,717

Total current assets	274,260	421,304

Long term assets
Website development, net	134,422	149,103

Total assets	$408,682	$570,407

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$44,147	$63,841
Deferred revenue	–	105,159
Unsecured notes payable	3,937	11,389
Convertible notes payable, net	187,688	–
Total current liabilities	235,772	180,389

Total liabilities	235,772	180,389

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding	–	–
Common stock; $.001 par value, 112,500,000 shares authorized, 30,496,400 shares issued and outstanding and 29,638,900 shares issued outstanding as of March 31, 2019 and 2018, respectively	30,496	29,639
Additional paid-in capital	5,144,437	2,913,903
Accumulated deficit	(5,002,023)	(2,553,524)
Total stockholders’ equity	172,910	390,018

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$408,682	$570,407

The accompanying notes are an integral part of these unaudited financial statements.

F-2

VITALIBIS, INC.

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2019	2018
Revenue	$139,585	$–
Cost of Goods Sold	(88,497)	–

Gross Profit	51,088	–

Operating expenses:
Selling, general and administrative expenses	2,448,406	726,968
Professional fees	47,841	18,909

Loss from operations	(2,445,159)	(745,877)

Interest expense	(3,340)	–

Loss before provision for income taxes	(2,448,499)	(745,877)
Provision for income taxes	–	–

Net loss	$(2,448,499)	$(745,877)

Net loss per common share – basic and diluted	$(0.08)	$(0.03)

Weighted average common shares outstanding – basic and diluted	30,165,622	27,314,589

The accompanying notes are an integral part of these unaudited financial statements.

F-3

VITALIBIS, INC.

STATEMENTS OF CHANGE IN SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(UNAUDITED)

	Share Capital		Additional
	Number of		paid-in	Accumulated
	Shares	Amount	capital	deficit	Total

Balance at December 31, 2018	29,638,900	$29,639	$2,913,903	$(2,553,524)	$390,018

Shares and warrants issued for services	857,500	857	2,230,534	–	2,231,391
Net loss	–	–	–	(2,448,499)	(2,448,499)
Balance at March 31, 2019	30,496,400	$30,496	$5,144,437	$(5,002,023)	$172,910

	Share Capital		Additional
	Number of		paid-in	Accumulated
	Shares	Amount	capital	deficit	Total

Balance at December 31, 2017	27,010,000	$27,010	$291,725	$(324,904)	$(6,169)

Shares issued for cash	301,000	301	300,699	–	301,000
Shares issued for services	600,000	600	712,394	–	712,994
Deemed distribution	200,000	200	(200)	–	–
Contribution from shareholders	–	–	200	–	200
Net loss	–	–	–	(745,877)	(745,877)
Balance at March 31, 2018	28,111,000	$28,111	$1,304,818	$(1,070,781)	$262,148

The accompanying notes are an integral part of the unaudited financial statements.

F-4

VITALIBIS, INC.

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2019	2018
Cash flow from operating activities:
Net loss	$(2,448,499)	$(745,877)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	14,681	–
Amortization of debt discount	5,688	–
Stock based compensation	2,231,391	712,994
Changes in operating assets and liabilities:
Accounts receivable	(90)	–
Prepaid expenses	1,234	–
Inventory	34,600	–
Deferred revenue	(105,159)	–
Accounts payable and accrued liabilities	(19,694)	15,296
Net cash used in operating activities	(285,848)	(17,587)

Cash flow from investing activities:
Purchase of assets	–	–
Net cash used by investing activities	–	–

Cash flow from financing activities:
Contribution of cash by officer	–	200
Proceeds from convertible debt issuance	188,000	–
Payment of deferred financing costs	(6,000)	–
Repayments on unsecured notes payable	(7,452)	–
Proceeds from equity issuance	–	301,000
Net cash provided by financing activities	174,548	301,200

NET CHANGE IN CASH	(111,300)	283,613
CASH AT BEGINNING OF PERIOD	171,979	–
CASH AT END OF PERIOD	$60,679	$283,613

Supplemental disclosure of cash flow information:
Cash paid for interest	$184	$–
Cash paid for income taxes	$–	$–

Non-cash transactions
Common stock issued to officer for VOTOCAST license	$–	$200
Discount on convertible notes payable	$21,000	$–

The accompanying notes are an integral part of these financial statements.

F-5

VITALIBIS, INC.

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND GOING CONCERN

Vitalibis, Inc. (the “Company”) was formed on April 11, 2014 as a Nevada corporation, under the name of Crowd 4 Seeds, Inc. We plan to focus on the development, sale and distribution of hemp oil-based products that contain naturally occurring cannabinoids, including cannabidiol ("CBD") and other products containing CBD-rich hemp oil (“Legal Hemp”). We leverage our proprietary technology platform to maximize our innovative micro-influencer sales model, which fosters engaged customer connections.

On January 18, 2018, our Board of Directors approved an agreement and plan of merger to merge with and into our wholly-owned subsidiary, Vitalibis, Inc., a Nevada corporation, and our name changed from Sheng Ying Entertainment Corp. to Vitalibis, Inc. Vitalibis, Inc. was formed solely to effect the change of name and conducted no operations.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and generated negative cash flows from operations since inception. Due to these conditions, it raised substantial doubt about its ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans, loans from directors and, or, the sale of common stock. The financial statements do not include any adjustments that may result should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the financial statements are as follows:

Basis of Presentation

The unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the United States Securities and Exchange Commission. Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all the adjustments necessary (consisting only of normal recurring adjustments) to present the financial position of the Company as of March 31, 2019 and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2019 are not necessarily indicative of the operating results for the full fiscal year. These financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent year ended December 31, 2018 have been omitted.

Inventories

Inventory is manufactured at third party facilities. Inventories are stated at the lower of cost or net realizable value, using the first-in, first-out method. The Company reviews its inventory for obsolescence and any inventory identified as obsolete is reserved or written off. The Company’s determination of obsolescence is based on assumptions about the demand for its products, product expiration dates, estimated future sales, and management’s future plans.

F-6

As of March 31, 2019 and December 31, 2018, inventory consists of the following components:

	March 31, 2019	December 31, 2018
Raw materials and supplies	$9,108	$1,836
Finished products	145,009	186,881

Total inventory	$154,117	$188,717

The Company recognized a prepaid expense of $21,917 and $30,431 related to purchases of inventory that had not yet transferred into the control of the Company as of March 31, 2019 and December 31, 2018, respectively.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method, with no impact to the Company’s comparative financial statements. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

All of the Company’s revenue is currently generated from the sales of similar products. As such no further disaggregation of revenue information is provided.

During the three months ended March 31, 2019, approximately $105,159, or 75%, of the Company’s sales were to a single customer.

Performance Obligations

Product sales are recognized all of the following criteria are satisfied: (i) a contract with an end user exists which has commercial substance; (ii) it is probable the Company will collect the amount charged to the end user; and (iii) the Company has completed its performance obligation whereby the end user has obtained control of the product. A contract with commercial substance exists once the Company receives and accepts a purchase order or once it enters into a contract with an end user. If collectibility is not probable, the sale is deferred and not recognized until collection is probable or payment is received. Control of products typically transfers when title and risk of ownership of the product has transferred to the customer. Payment is received before shipment of the product. Net revenues comprise gross revenues less customer discounts and allowances, actual and expected returns. Shipping charges billed to customers are included in net sales. Various taxes on the sale of products and enrollment packages to customers are collected by the Company as an agent and remitted to the respective taxing authority. These taxes are presented on a net basis and recorded as a liability until remitted to the respective taxing authority. The Company allows for customers to return unopened products within 45 days. During the three months ended March 31, 2019, there were a trivial amount of refunds processed for returned product.

Contract Costs

Costs incurred to obtain a customer contract are not material to the Company. The Company elected to apply the practical expedient to not capitalize contract costs to obtain contracts with a duration of one year or less, which are expensed and included within cost of goods and services.

F-7

Contract Liabilities

The Company may at times receive payment by credit card at the time customer places an order. Amounts received for undelivered product are considered a contract liability and are recorded as deferred revenue. As of March 31, 2019 and December 31, 2018, the Company had deferred revenue of $0 and $105,159, respectively, related to unsatisfied performance obligations.

Cost of Sales

Cost of sales includes all of the costs to purchase and assemble the Company’s products. Products are manufactured for the Company by third-party contractors, such costs represent the amounts invoiced by the contractors. Additionally, shipping costs are included in Cost of Sales in the Statements of Operations.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include advertising and promotional costs and research and development costs. Also included in Selling, general and administrative expenses are stock-based compensation, certain warehousing fees, non-manufacturing overhead, personnel and related expenses, rent on operating leases, and professional fees.

Advertising and promotional costs are expensed as incurred and totaled $3,848 and $8,000 in the three months ended March 31, 2019 and 2018, respectively. Research and development costs are expensed as incurred. There were no research and development costs during the three months ended March 31, 2019 and 2018.

Website Development Cost

The Company capitalizes certain development costs associated with internal use software incurred during the application development stage. The Company expenses costs associated with preliminary project phase activities, training, maintenance and any post-implementation period costs as incurred. Capitalization of qualifying application development cost begins when management authorized and commits to funding the project and it is probable that the project will be completed for the function intended. Capitalized internal use software costs are normally amortized over estimated useful lives ranging from 2 to 5 years once the related project has been completed and deployed for customer use. At time the software is considered to have be an indefinite lived asset in which case it is evaluated for impairment at least annually. During the year ending December 31, 2018, the Company capitalized $176,177 related to software under the criteria discussed in this paragraph. These costs are related to the development of our website and customer portal. The Company amortizes capitalized costs over an estimated useful life of three years. Amortization expense for the three months ended March 31, 2019 was $14,681. There were no such costs related to the software during the three months ended March 31, 2018.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings and financial position.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under ASU 2016-02, an entity will be required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. For public companies, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company adopted this standard on January 1, 2019 using the modified retrospective method, and adopted the package of practical expedients that allows it to (i) not reassess whether an arrangement contains a lease, (ii) carry forward its lease classification as operating or capital leases and (iii) not reassess its previously recorded initial direct costs.. The Company made an accounting policy election to treat leases with a minimum term of 12 months or less as short-term leases. The adoption of ASC 842 had no impact to the Company’s consolidated financial statements, due to the Company’s current rental agreements for office space having minimum terms of less than 12 months. The Company currently has no right of use assets or liabilities recognized on its balance sheet related to lease agreements.

F-8

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – UNSECURED NOTE PAYABLE

During the year ended December 31, 2018, the Company entered into two insurance financing arrangements. The first agreement was for a value of $6,676, bearing an interest rate of 12.6%. The Company made a down payment of $1,988 and makes monthly payments of $549 through March 2019. There was no outstanding balance for this agreement as of March 31, 2019. The second agreement was for a value of $25,954, bearing an interest rate of 7.75%. The Company made a down payment of $6,676 and makes monthly payments of $1,997 through May 2019. The Company has a balance of $3,937 for this agreement as of March 31, 2019.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Our principal office is part of a group of executive suites. We pay $130 per month for our offices, on a month-to-month basis. In July 2018, the Company also began renting a shared office space for $175 per month on a month to month basis.

In April 2018, the Company entered into an agreement with a third party for a subscription to its e-commerce platform. The Company paid $3,000 for implementation and pays $2,000 per month, with an initial term of one year. After the initial term, the monthly fee may increase depending on the Company’s level of sales through the platform.

The Company has entered into three independent contractor agreements whereby the Company will pay each contractor $5,000 per month for a period of one year. These contractors may also receive shares of common stock depending on certain performance targets as discussed in Note 6.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

On January 10, 2019, the Company entered into an unsecured convertible promissory note, with a principal amount of $126,000. The Company received net cash proceeds of $102,000 after an original issue discount of $21,000 and fees of $3,000. The convertible note bears interest at 8% and matures on January 10, 2020, with interest accruing at a rate of 22% if the Company is in default. Beginning six months after the issuance of the note, the holder may convert the note at any time through the maturity date into shares of common stock, to the extent and provided that no holder of these notes was or will be permitted to convert such notes to the extent that the holder or any of its affiliates would beneficially own in excess of 4.99% of the Company’s common stock after such conversion. The conversion price is determined based on 85% of the lowest trading price during the 15 trading days prior to the conversion date. Unamortized discount and deferred financing costs were $18,739 as of March 31, 2019 related to this convertible note.

On February 7, 2019, the Company entered into an unsecured convertible promissory note, with a principal amount of $83,000. The Company received net cash proceeds of $80,000 after payment fees of $3,000. The convertible note bears interest at 8% and matures on February 7, 2020, with interest accruing at a rate of 22% if the Company is in default. Beginning six months after the issuance of the note, the holder may convert the note at any time through the maturity date into shares of common stock, to the extent and provided that no holder of these notes was or will be permitted to convert such notes to the extent that the holder or any of its affiliates would beneficially own in excess of 4.99% of the Company’s common stock after such conversion. The conversion price is determined based on 65% of the lowest trading price during the 15 trading days prior to the conversion date. Unamortized discount and deferred financing costs were $2,573 as of March 31, 2019 related to this convertible note.

F-9

NOTE 6 – STOCKHOLDERS’ DEFICIT

Common Stock

In March 2018, the Company issued 200,000 shares of common stock valued at $200,000 to acquire a license from VOTOCAST, INC. as discussed in Note 8. It was determined to be a transaction with an entity under common control and the share issuance was determined to be a deemed distribution to the related party for the value of the shares in excess of the historical carry over basis of the asset.

During the year ended December 31, 2018, the Company issued a total of 1,366,500 shares of common stock to consultants and recorded $1,463,207 of compensation cost. In addition, the Company committed to issue an additional 532,500 of shares that will vest at various dates through June 2019. The Company issued 300,000 of these shares during in February 2019, and there are 112,500 shares remaining that vest upon completion of certain milestones, including sales targets. For those shares that are based on performance targets, no expense was recognized as of December 31, 2018, as the targets being met is not considered probable. Stock-based compensation related to these awards during the three months ended March 31, 2019 was $39,922, and the Company may recognize an additional $528,675 of compensation cost under these agreements.

In January 2019, the Company entered into three agreements with contractors for services. The contractors may earn up to 377,500 shares depending on the completion of certain milestones and sales targets, through August 2019. Two contractors will also each receive $5,000 per month of cash compensation for a term of one year. The Company issued 2,500 shares related to one of these agreements in January 2019. The Company recognized expense of $3,000 related to the shares issued during the quarter, and expects to recognize an additional $506,350 of expense assuming all shares vest.

In February 2019, the Company entered into an agreement for advisory services, and issued 40,000 shares of common stock related to this agreement that vest equally over 12 months. The Company recognized expense of $14,133 related to the shares issued during the quarter, and expects to recognize an additional $70,667 of expense assuming all shares vest.

In February 2019, the Company entered into an agreement for marketing services, and issued 10,000 shares of common stock as compensation under the agreement, with $21,200 of expense recognized upon issuance.

In February 2019, the Company issued 30,000 shares of common stock related to advisory agreements entered into during the year ended December 31, 2018. The Company recognized expense of $37,600 during the three months ended March 31, 2019, and will recognize an additional $34,400 of expense related to these shares in future periods.

In March 2019, the Company entered into an agreement for consulting services, and issued 125,000 shares of common stock under the agreement for services to be provided over a one-year period. The Company recognized expense of $17,396 during the three months ended March 31, 2019, and will recognize an additional $191,354 of expense related to these shares in future periods.

In March 2019, the Company entered into an agreement with a contractor for services. This contractor may earn a total of 1,000,000 shares of common stock and 2,000,000 warrants to purchase common stock. The warrants have an exercise price of $1.50 per share, and an initial term of 3 years from the date of issuance. The contractor can elect to extend the term for an additional year with 90 days’ notice. Of the total awards, 250,000 shares and 334,000 warrants were earned upon execution of the agreement, with the 250,000 shares being issued in April 2019. The Company recognized $362,500 and $234,169 related to the initial shares and warrants vesting. The fair value of the warrants was estimated using the Black-Scholes option pricing model and the following assumptions: expected term of 4 years, risk-free interest rate of 2.22%, dividend yield of 0%, and volatility of 62.7%. The remaining shares and warrants vest upon completion of certain performance-related milestones. As of March 31, 2019, the Company expects to recognize additional compensation cost of $1,087,500 related to the shares and $1,168,041 related to the warrants, assuming all instruments vest.

On December 31, 2018, the Company entered into a business alliance agreement with Bruce Lee Beverage, LLC. (“BLB”). Under the terms of the agreement, the parties will develop a new product utilizing the intellectual property of BLB, with an initial term of five years and automatic five-year renewals thereafter, unless terminated by either party with 120 days’ prior written notice. The Company issued 150,000 shares of common stock to BLB on December 31, 2018, and an additional 350,000 shares in January 2019. The Company recognized expense of $581,000 for the shares issued in January 2019.

F-10

The Company also issued 1,500,000 warrants in January 2019, with an exercise price of $1.01 per share, with 500,000 vesting upon issuance. BLB can receive up to an additional 1,000,000 shares of common stock, and vest in the remaining 1,000,000 warrants as follows:

•	500,000 shares of common stock and 500,000 warrants will vest upon approval of co-branded product formula (“New Product”), packaging and marketing strategy; execution of licensing agreement between the two parties; and commencement of a mutually agreed upon marketing campaign.

•	250,000 shares of common stock and 250,000 warrants will vest upon sale of 10,000 units of the New Product.

•	250,000 shares of common stock and 250,000 warrants will vest upon sale of 30,000 units of the New Product.

The fair value of the warrants was estimated using the Black-Scholes option pricing model and the following assumptions: expected term of 2 years, risk-free interest rate of 2.55%, dividend yield of 0%, and volatility of 60.1%. The company recognized $175,055 related to the warrants that vested in January 2019.

Additionally, management believes that the first milestone will be met during the second quarter of 2019, and during the three months ended March 31, 2019 recognized $615,583 and $129,833 of stock-based compensation expense for the shares and warrants, respectively, that are expected to vest upon completion of that milestone.

Under this agreement, the Company expects to recognize additional expense of $1,264,694 related to the 1,000,000 shares and 1,000,000 warrants which have not yet been issued or vested as of March 31, 2019, assuming all shares and warrants vest.

The following table summarizes all warrant activity for the three months ended March 31, 2019:

	Common Stock Warrants
	Shares	Weighted Average Exercise Price	Weighted average Remaining Life in years
Outstanding at December 31, 2018	–	–	–
Granted	3,500,000	1.29	3.1
Cancelled	–	–	–
Expired	–	–	–
Exercised	–	–	–
Outstanding at March 31, 2019	3,500,000	1.29	3.1
Exercisable at March 31, 2019	834,000	1.29	2.7

As of March 31, 2019, the outstanding and exercisable warrants had an intrinsic value of $660,000 and $220,000, respectively.

NOTE 7 – LOSS PER COMMON SHARE

The basic net loss per common share is calculated by dividing the Company's net loss available to common shareholders by the weighted average number of common shares during the year. The diluted net loss per common share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of common shares outstanding during the year. The diluted weighted average number of common shares outstanding is the basic weighted number of common shares adjusted for any potentially dilutive debt or equity. Diluted net earnings (loss) per common share excludes any impact from the 3,500,000 warrants outstanding (including 834,000 that are exercisable as of March 31, 2019) as their impact would be antidilutive.

F-11

	Three Months Ended March 31,
	2019	2018
Numerator:

Net loss	$(2,448,499)	$(745,877)

Denominator

Denominator for basic and diluted net loss per common share - weighted average of common shares	30,165,622	27,314,589

Basic and diluted net loss per common share attributed to stockholders	$(0.08)	$(0.03)

NOTE 8 – TRANSACTION WITH RELATED PARTIES

In March 2018, the Company entered into an Agreement with VOTOCAST, INC. dba newkleus, a California corporation formed and owned by Steven Raack, the President, CEO and a Director of the Company. The Company received an exclusive license in the cannabis industry for the state-of-the-art newkleus™ technology to (1) facilitate Vitalibis’ micro-influencer sales model, and (2) enhance and compliment Vitalibis’ social media strategy.

The Agreement grants Vitalibis™ an exclusive license for the newkleus patent-pending, user-generated content (UGC) technology for all applications in the cannabis industry. The integration of the newkleus technology allows Vitalibis to create an interactive digital community, while concurrently acquiring valuable user data and content, all of which Vitalibis anticipates will (1) increase customer acquisition and retention and (2) build direct, meaningful and loyal customer relationships.

The Company paid 200,000 shares upon execution of the agreement and a monthly fee ranging from $0 to $2,000 depending on volume of usage. In addition, newkleus provides operational and business development consulting services.

During the three months ended March 31, 2018, $200 of cash was contributed to the Company by the Chief Financial Officer to open the Company’s bank account.

NOTE 9 – SUBSEQUENT EVENTS

On March 29, 2019, the Company entered into an unsecured convertible promissory note, with a principal amount of $250,000. In April 2019, the Company received net cash proceeds of $200,000 after an original issue discount of $50,000. The convertible note bears interest at 8% and matures on September 30, 2019, with interest accruing at a rate of 22% if the Company is in default. Beginning at the issuance of the note, the holder may convert the note at any time through the maturity date into shares of common stock, to the extent and provided that no holder of these notes was or will be permitted to convert such notes to the extent that the holder or any of its affiliates would beneficially own in excess of 4.99% of the Company’s common stock after such conversion. The conversion price is the lesser of $2 or 70% of the lowest trading price during the 30 trading days prior to the conversion date. On April 3, 2019, the Company issued 35,000 shares to this lender.

On May 22, 2019, the Company entered into a convertible promissory note, with a principal amount of $78,000. The Company received net cash proceeds of $75,000 after an original issue discount of $500 and fees of $2,500. The convertible note bears interest at 10% and matures on May 22, 2020, with interest accruing at a rate of 22% if the Company is in default. Beginning six months after the issuance of the note, the holder may convert the note at any time through the maturity date into shares of common stock, to the extent and provided that no holder of these notes was or will be permitted to convert such notes to the extent that the holder or any of its affiliates would beneficially own in excess of 4.99% of the Company’s common stock after such conversion. The conversion price is determined based on 65% of the lowest trading price during the 15 trading days prior to the conversion date.

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Vitalibis, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Vitalibis, Inc. (collectively, the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2016.

Houston, Texas

March 28, 2019

F-13

VITALIBIS, INC.

BALANCE SHEETS

	December 31,	December 31,
	2018	2017

ASSETS
Current assets:
Cash	$171,979	$–
Prepaid expenses	60,608	–
Inventory	188,717	–

Total current assets	421,304	–

Long term assets
Website development, net	149,103	–

Total assets	$570,407	$–

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$63,841	$6,169
Deferred revenue	105,159	–
Unsecured notes payable	11,389	–
Total current liabilities	180,389	6,169

Total liabilities	180,389	6,169

COMMITMENTS AND CONTINGENCIES

Stockholders' equity (deficit):
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding	–	–
Common stock; $.001 par value, 112,500,000 shares authorized, 29,638,900 shares issued and outstanding and 27,010,000 shares issued outstanding as of December 31, 2018 and 2017, respectively	29,639	27,010
Additional paid-in capital	2,913,903	291,725
Accumulated deficit	(2,553,524)	(324,904)
Total stockholders’ equity (deficit)	390,018	(6,169)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$570,407	$–

The accompanying notes are an integral part of these financial statements.

F-14

VITALIBIS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	For the Years Ended
	December 31,
	2018	2017
Revenue	$51,331	$–
Cost of Goods Sold	(23,001)	–

Gross Profit	28,330	–

Operating expenses:
Selling, general and administrative expenses	2,095,787	32,328
Professional fees	160,463	70,537

Loss from operations	(2,227,920)	(102,865)

Interest expense	(700)	–
Other expenses, net	–	(39)

Loss before provision for income taxes	(2,228,620)	(102,904)
Provision for income taxes	–	–

Net loss	$(2,228,620)	$(102,904)

Net loss per common share – basic and diluted	$(0.08)	$(0.00)

Weighted average common shares outstanding – basic and diluted	28,643,855	24,398,370

The accompanying notes are an integral part of these financial statements.

F-15

VITALIBIS, INC.

STATEMENTS OF CHANGE IN SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Share Capital		Additional
	Number of		paid-in	Accumulated
	Shares	Amount	capital	deficit	Total

Balance at December 31, 2016	22,635,000	$22,635	$199,365	$(222,000)	$–

Shares returned and cancelled from prior management	(18,125,000)	(18,125)	18,125	–	–
Debt balance forfeited by prior management	–	–	93,981	–	93,981
Shares issued to new officers related to change of control	22,500,000	22,500	(22,500)	–	–
Contributed services	–	–	2,754	–	2,754
Net loss	–	–	–	(102,904)	(102,904)
Balance at December 31, 2017	27,010,000	27,010	291,725	(324,904)	(6,169)

Shares issued for cash	912,400	912	911,488	–	912,400
Shares issued for services	1,516,500	1,517	1,710,690	–	1,712,207
Deemed distribution	200,000	200	(200)	–	–
Contribution from shareholders	–	–	200	–	200
Net loss	–	–	–	(2,228,620)	(2,228,620)
Balance at December 31, 2018	29,638,900	$29,639	$2,913,903	$(2,553,524)	$390,018

The accompanying notes are an integral part of the financial statements.

F-16

VITALIBIS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	For the Years Ended
	December 31,
	2018	2017
Cash flow from operating activities:
Net loss	$(2,228,620)	$(102,904)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	27,074	–
Contributed services	–	2,754
Stock based compensation	1,712,207	–
Changes in operating assets and liabilities:
Prepaid expenses	(27,979)	–
Inventory	(188,717)	–
Deferred revenue	105,159	–
Accounts payable and accrued liabilities	57,672	6,169
Accounts payable - related parties	–	92,851
Net cash used in operating activities	(543,204)	(1,130)

Cash flow from investing activities:
Purchase of assets	(176,177)	–
Net cash used by investing activities	(176,177)	–

Cash flow from financing activities:
Contribution of cash by officer	200	–
Repayments on notes payable	(21,240)	–
Proceeds from equity issuance	912,400	–
Net cash provided by financing activities	891,360	–

NET CHANGE IN CASH	171,979	(1,130)
CASH AT BEGINNING OF PERIOD	–	1,130
CASH AT END OF PERIOD	$171,979	$–

Supplemental disclosure of cash flow information:
Cash paid for interest	$700	$–
Cash paid for income taxes	$–	$–

Non-cash transactions
Common stock issued to officer for VOTOCAST license	$200	$–
Notes payable issued for prepaid expenses	$32,629	$–
Debt balance forfeited by prior management	$–	$93,981

The accompanying notes are an integral part of these financial statements.

F-17

VITALIBIS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND GOING CONCERN:

Vitalibis (the “Company”) was formed on April 11, 2014 as a Nevada corporation, under the name of Crowd 4 Seeds, Inc. We plan to focus on the development, sale and distribution of hemp oil-based products that contain naturally occurring cannabinoids, including cannabidiol ("CBD") and other products containing CBD-rich hemp oil (“Legal Hemp”). We leverage our proprietary technology platform to maximize our innovative micro-influencer sales model, which fosters engaged customer connections.

During 2014 the Company issued 9,054,000 shares of its common stock, for a total consideration of $20,000. On December 30, 2016, Tycoon Luck Global Limited acquired 65.72% of the equity interest of the Company from Itzhak Ostashinsky, the major shareholder and sole officer, at a consideration of $220,152 in cash and both parties agreed all the net liabilities of the Company as of the acquisition date are assumed by Itzhak Ostashinsky. On the same day, the new management team was appointed.

On January 9, 2017, the Company filed with Secretary of State of Nevada to change its name to Sheng Ying Entertainment Corp. On April 24, 2017, the Financial Industry Regulatory Authority (“FINRA”) approved the name change. The Company’s common stock symbol was also changed from CWWD to SALL, effective April 25, 2017.

On October 24, 2017, Kok Chee LEE resigned from his positions as CEO and director of the Company, and the Board of Directors of the Company appointed Thomas Raack as a director of the Company. On October 25, 2017, Siew Heok Ong resigned from his positions as director and CFO of the Company, and Sreyneang Jin resigned from her positions as director and COO of the Company. On October 26, 2017, Thomas Raack, the sole remaining director of the Company, appointed himself as the CEO, president and treasurer of the Company, and also terminated David E. Price as secretary and appointed himself as secretary of the Company.

On January 18, 2018, our Board of Directors approved an agreement and plan of merger to merge with and into our wholly-owned subsidiary, Vitalibis, Inc., a Nevada corporation, and our name changed from Sheng Ying Entertainment Corp. to Vitalibis, Inc. Vitalibis, Inc. was formed solely to effect the change of name and conducted no operations.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and generated negative cash flows from operations since inception. Due to these conditions, it raised substantial doubt about its ability to continue as a going concern. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans, loans from directors and, or, the sale of common stock. The financial statements do not include any adjustments that may result should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the financial statements are as follows:

Basis of Presentation:

The financial statements are prepared in accordance with accounting principles generally accepted ("GAAP") in the United States of America.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

F-18

Cash and Cash Equivalents

Cash and cash equivalents include short-term investments with original maturities of 90 days or less. The recorded value of our cash and cash equivalents approximates their fair value.

Inventories

Inventory is manufactured at third party facilities. Inventories are stated at the lower of cost or net realizable value, using the first-in, first-out method. The Company reviews its inventory for obsolescence and any inventory identified as obsolete is reserved or written off. The Company’s determination of obsolescence is based on assumptions about the demand for its products, product expiration dates, estimated future sales, and management’s future plans.

As of December 31, 2018 and 2017, inventory consists of the following components:

	December 31, 2018	December 31, 2017
Raw materials and supplies	$1,836	$–
Finished products	186,881	–

Total inventory	$188,717	$–

The Company recognized a prepaid expense of $30,431 related to purchases of inventory that had not yet transferred into the control of the Company as of December 31, 2018.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method, with no impact to the Company’s comparative financial statements. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer
•	Identification of the performance obligations in the contract
•	Determination of the transaction price
•	Allocation of the transaction price to the performance obligations in the contract
•	Recognition of revenue when, or as, the Company satisfies a performance obligation

All of the Company’s revenue is currently generated from the sales of similar products. As such no further disaggregation of revenue information is provided.

Performance Obligations

Product sales are recognized all of the following criteria are satisfied: (i) a contract with an end user exists which has commercial substance; (ii) it is probable the Company will collect the amount charged to the end user; and (iii) the Company has completed its performance obligation whereby the end user has obtained control of the product. A contract with commercial substance exists once the Company receives and accepts a purchase order or once it enters into a contract with an end user. If collectibility is not probable, the sale is deferred and not recognized until collection is probable or payment is received. Control of products typically transfers when title and risk of ownership of the product has transferred to the customer. Payment is received before shipment of the product. Net revenues comprise gross revenues less customer discounts and allowances, actual and expected returns. Shipping charges billed to customers are included in net sales. Various taxes on the sale of products and enrollment packages to customers are collected by the Company as an agent and remitted to the respective taxing authority. These taxes are presented on a net basis and recorded as a liability until remitted to the respective taxing authority. The Company allows for customers to return unopened products within 45 days. During the year ended December 31, 2018, there were a trivial amount of refunds processed for returned product.

F-19

Contract Costs

Costs incurred to obtain a customer contract are not material to the Company. The Company elected to apply the practical expedient to not capitalize contract costs to obtain contracts with a duration of one year or less, which are expensed and included within cost of goods and services.

Contract Liabilities

The Company may at times receive payment by credit card at the time customer places an order. Amounts received for undelivered product are considered a contract liability and are recorded as deferred revenue. As of December 31, 2018 and 2017, the Company had deferred revenue of $105,159 and $0, respectively, related to unsatisfied performance obligations. These performance obligations were satisfied during the first quarter of 2019.

Cost of Sales

Cost of sales includes all of the costs to purchase and assemble the Company’s products. Products are manufactured for the Company by third-party contractors, such costs represent the amounts invoiced by the contractors. Additionally, shipping costs are included in Cost of Sales in the Statements of Operations.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include advertising and promotional costs and research and development costs. Also included in Selling, general and administrative expenses are stock-based compensation, certain warehousing fees, non-manufacturing overhead, personnel and related expenses, rent on operating leases, and professional fees.

Advertising and promotional costs are expensed as incurred and totaled $66,563 and $0 in the years ended December 31, 2018 and 2017, respectively. Research and development costs are expensed as incurred and totaled $1,698 and $0 for the years ended December 31, 2018 and 2017, respectively.

Website Development Cost

The Company capitalizes certain development costs associated with internal use software incurred during the application development stage. The Company expenses costs associated with preliminary project phase activities, training, maintenance and any post-implementation period costs as incurred. Capitalization of qualifying application development cost begins when management authorized and commits to funding the project and it is probable that the project will be completed for the function intended. Capitalized internal use software costs are normally amortized over estimated useful lives ranging from 2 to 5 years once the related project has been completed and deployed for customer use. At time the software is considered to have be an indefinite lived asset in which case it is evaluated for impairment at least annually. For the year ending December 31, 2018, the Company capitalized $176,177 related to software under the criteria discussed in this paragraph. These costs are related to the development of our website and customer portal. The Company amortizes capitalized costs over an estimated useful life of three years. Amortization expense for the year ended December 31, 2018 was $27,074. There were no such costs related to the software during the year ended December 31, 2017.

Income Taxes

Deferred taxes are determined utilizing the "asset and liability" method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, when it's more likely than not that deferred tax assets will not be realized in the foreseeable future. Deferred tax liabilities and assets are classified as current or non-current based on the underlying asset or liability or if not directly related to and asset or liability based on the expected reversal dates of the specific temporary differences.

F-20

Fair value of financial instruments

The Company discloses fair value measurements for financial and non-financial assets and liabilities measured at fair value. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The accounting standard establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but are corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Stock-based Compensation

The Company measures the total amount of employee stock-based compensation expense for a grant based on the grant date fair value of each award and recognizes the stock-based compensation expense on a straight-line basis over the requisite service period for each separately vesting tranche of an award. Stock-based compensation is based on unvested outstanding awards. The Company has elected to recognize forfeitures when realized.

In the second quarter of 2018 the Company elected to adopt ASU 2018-07 which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. ASU 2018-07 requires an entity to use a modified retrospective transition approach, with a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year. Upon adoption the Company recorded an adjustment to the first quarter of 2018 of $188,165.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings and financial position.

Recently Issued Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company adopted this standard as of January 1, 2018. The adoption of this standard did not have a significant impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under ASU 2016-02, an entity will be required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. For public companies, ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company adopted this standard on January 1, 2019, with no material impact to the Company’s consolidated financial statements, due to its current rental agreements having a month to month term and therefore are treated as short-term leases under ASC 842.

F-21

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230). This ASU applies to all entities that are required to present a statement of cash flows under Topic 230. The amendments provide guidance on eight specific cash flow issues and includes clarification on how these items should be classified in the statement of cash flows and is designed to help eliminate diversity in practice as to where items are classified in the cash flow statement. Furthermore, in November 2016, the FASB issued additional guidance on this Topic that requires amounts generally described as restricted cash and restricted cash equivalents to be included with cash and cash equivalents when reconciling the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with earlier application permitted for all entities. The Company adopted this standard as of January 1, 2018. The adoption of this standard did not have a significant impact on the Company’s financial statements.

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – UNSECURED NOTE PAYABLE

During the year ended December 31, 2018, the Company entered into two insurance financing arrangements. The first agreement was for a value of $6,676, bearing an interest rate of 12.6%. The Company made a down payment of $1,988 and makes monthly payments of $549 through March 2019. The second agreement was for a value of $25,954, bearing an interest rate of 7.75%. The Company made a down payment of $6,676 and makes monthly payments of $1,997 through May 2019. These agreements resulted in prepaid expenses being recognized totaling $32,629.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Our principal office is part of a group of executive suites. We pay $130 per month for our offices, on a month-to-month basis. In July 2018, the Company also began renting a shared office space for $175 per month on a month to month basis.

In April 2018, the Company entered into an agreement with a third party for a subscription to its e-commerce platform. The Company paid $3,000 for implementation and pays $2,000 per month, with an initial term of one year. After the initial term, the monthly fee may increase depending on the Company’s level of sales through the platform.

NOTE 5 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company effected a 2.5 for 1 forward stock split of our number of authorized shares of the Common Stock and a corresponding increase in the number of issued and outstanding shares of Common Stock held by each stockholder of record as of February 8, 2018, the “Effective Date” of the forward split, as set by the Financial Industry Regulatory Authority (“FINRA”). All shares referenced have been respectively adjusted to reflect this stock split.

On the Effective Date, our total authorized shares of Common Stock increased from 45,000,000 to 112,500,000 shares, and our total issued and outstanding shares of Common Stock increased from 10,804,000 to 27,010,000 shares; the par value of $0.001 will remain the same. Any fractional shares resulting from the split will be rounded up to the next whole number. The total authorized shares of our Preferred Shares will not be affected and will remain at 5,000,000.

Pursuant to the Asset Purchase Agreement, on December 18, 2017, we issued 22,500,000 shares of our restricted common stock as consideration for the purchase of assets, pursuant to the closing of an Asset Purchase Agreement. No cash was involved in the transaction. The asset transferred consisted of various intangible assets such as plans and know-how related to the proposed CBD-related products the Company plans to develop. Due to the change of control and related party nature of the transaction a carry-over basis was applied. There is no historical book value for the asset purchased so the Company assigned a value of $0 to the assets.

F-22

The 22,500,000 shares were the sole consideration paid by the Company for the purchase of assets from the three (3) individual owners, on the basis of 7,500,000 shares each. Prior to issuance, Mr. Larry McNabb assigned all his rights, titles and interest in and to his 7,500,000 shares to B.L.U.E. Stone Ltd. The remaining 15,000,000 shares were issued equally to Steve Raack and Thomas Raack who serve as officers and directors of the Company. At this point, the 22,500,000 shares represented control of 83.3% of the total issued and outstanding shares of the Company and constituted control of the Company.

Related to the issuance above, on December 18, 2017, the following four (4) separate shareholders of the Company, in furtherance of a change-of-control transaction, discussed above, voluntarily surrendered to the transfer agent a total of 18,125,000 restricted shares for cancellation:

Shareholder	Number of Shares
Tycoon – Luck Global Ltd.	14,875,000 shares
LWH Biomass Sdn Bhd	1,000,000 shares
Yuping Wang	1,125,000 shares
Yujie Wang	1,125,000 shares

In March 2018, the Company issued 200,000 shares of common stock valued at $200,000 to acquire a license from VOTOCAST, INC. as discussed in Note 8. It was determined to be a transaction with an entity under common control and the share issuance was determined to be a deemed distribution to the related party for the value of the shares in excess of the historical carry over basis of the asset.

During the year ended December 31, 2018, the Company sold 912,400 shares of its restricted common stock at a price of $1.00 per share, for total net proceeds of $912,400.

During the year ended December 31, 2018, the Company issued a total of 1,366,500 shares of common stock to consultants, and recorded $1,463,207 of compensation cost. In addition, the Company committed to issue an additional 532,500 of shares that will vest at various dates through June 2019. Certain of these shares vest upon completion of certain milestones, including sales targets. For those shares that are based on performance targets, no expense was recognized as of December 31, 2018, as the targets being met is not considered probable. Unrecognized compensation cost related to the share issuances (assuming all shares will vest) was $644,199 as of December 31, 2018.

On December 31, 2018, the Company entered into a business alliance agreement with Bruce Lee Beverage, LLC. (“BLB”). Under the terms of the agreement, the parties will develop a new product utilizing the intellectual property of BLB, with an initial term of five years and automatic five-year renewals thereafter unless terminated by either party with 120 days’ prior written notice. The Company issued 150,000 shares of common stock to BLB on December 31, 2018, and an additional 350,000 shares in January 2019. The Company recognized expense of $249,000 for the shares issued in December 2018.

The Company also issued 1,500,000 warrants in January 2019, with an exercise price of $1.01 per share, with 500,000 vesting upon issuance. BLB can receive up to an additional 1,000,000 shares of common stock, and vest in the remaining 1,000,000 warrants as follows:

•	500,000 shares of common stock and 500,000 warrants will vest upon approval of co-branded product formula, packaging and marketing strategy; execution of licensing agreement between the two parties; and commencement of a mutually agreed upon marketing campaign.
•	250,000 shares of common stock and 250,000 warrants will vest upon sale of 10,000 units of the new product.
•	250,000 shares of common stock and 250,000 warrants will vest upon sale of 30,000 units of the new product.

Under this agreement, the Company expects to recognize expense of $2,241,000 related to the 1,350,000 shares which have not yet been issued as of December 31, 2018.

F-23

NOTE 6 – LOSS PER COMMON SHARE

The basic net loss per common share is calculated by dividing the Company's net loss available to common shareholders by the weighted average number of common shares during the year. The diluted net loss per common share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of common shares outstanding during the year. The diluted weighted average number of common shares outstanding is the basic weighted number of common shares adjusted for any potentially dilutive debt or equity. Diluted net earnings (loss) per common share are the same as basic earnings (loss) per common share due to the lack of dilutive items in the Company.

	Year ended December 31,	Year ended December 31,
	2018	2017
Numerator:

Net loss	$(2,228,620)	$(102,904)

Denominator

Denominator for basic and diluted net loss per common share - weighted average of common shares	28,643,855	24,398,370

Basic and diluted net loss per common share attributed to stockholders	$(0.08)	$(0.00)

NOTE 7 – INCOME TAXES

Deferred taxes are determined by applying the provisions of enacted tax laws and rates for the jurisdictions in which the Company operates to the estimated future tax effects of the differences between the tax basis of assets and liabilities and their reported amounts in the Company's financial statements. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized. Significant components of the Company's deferred tax assets are as follows:

	Year ended December 31,	Year ended December 31,
	2018	2017

Net operating loss carry forward	$(2,228,000)	$(264,000)
Non-deductible expenses	1,712,000	256,000
Net operation loss carry forward	(516,000)	(8,000)

	As of December 31, 2018	As of December 31, 2017
Deferred tax asset before valuation allowance	110,000	1,500
Valuation allowance	(110,000)	(1,500)
Net deferred tax asset	$–	$–

Management currently believes that since the Company has a history of losses it is more likely than not that the deferred tax regarding the loss carry forwards and other temporary differences will not be realized in the foreseeable future. The Company believes that carryforward limitations will be applied to the historical net operating losses due to the recent change of control transition. The Company's cumulative net operating loss carry forward of approximately $524,000 will begin to expire in the year 2038.

F-24

The Company has recorded no liability for income taxes associated with unrecognized tax benefits at the date of adoption and has not recorded any liability associated with unrecognized tax benefits during 2018 and 2017. Accordingly, the Company has not recorded any interest or penalty in regard to any unrecognized benefit.

The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of the benefits from accumulated net operating losses carryforward due to the uncertainty of the realization of such tax benefits.

On December 22, 2017, the Tax Act was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a corporate tax rate decrease from 35% to 21%, effective for tax years beginning after December 31, 2017, the transition of U.S international taxation from a worldwide tax system to a territorial system, and a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. As a result of the reduction in the U.S. corporate income tax rate from 35% to 21% under the Tax Act, we revalued our ending net deferred tax assets at December 31, 2018 and 2017, which were fully offset by a valuation allowance.

NOTE 8 – TRANSACTION WITH RELATED PARTIES

In March 2018, the Company entered into an Agreement with VOTOCAST, INC. dba newkleus, a California corporation formed and owned by Steven Raack, the President, CEO and a Director of the Company. The Company received an exclusive license in the cannabis industry for the state-of-the-art newkleus™ technology to (1) facilitate Vitalibis’ micro-influencer sales model, and (2) enhance and compliment Vitalibis’ social media strategy.

The Agreement grants Vitalibis™ an exclusive license for the newkleus patent-pending, user-generated content (UGC) technology for all applications in the cannabis industry. The integration of the newkleus technology allows Vitalibis to create an interactive digital community, while concurrently acquiring valuable user data and content, all of which Vitalibis anticipates will (1) increase customer acquisition and retention and (2) build direct, meaningful and loyal customer relationships.

The Company paid 200,000 shares upon execution of the agreement and a monthly fee ranging from $0 to $2,000 depending on volume of usage. In addition, newkleus provides operational and business development consulting services.

During the year ended December 31, 2018, $200 of cash was contributed to the Company by the Chief Financial Officer to open the Company’s bank account.

During the year ended December 31, 2017, $2,754 of services were paid for and contributed to the Company by the current officers.

The Company makes borrowings from its related parties from time to time for working capital purposes. As of December 31, 2016, the Company owed $1,130 to Ms. Siew Heok ONG, the former Chief Financial Officer at the time. The amount was due on demand without any interest, but was forgiven on October 25, 2017 and was recorded as a contribution to capital.

During the year ended December 31, 2017 $92,851 of expenses were paid directly by Mr. Kok Chee LEE, the Chief Executive Officer of the Company at the time. On October 25, 2017 Mr. Kok Chee Lee forgave amounts owed to him which were recorded as a contribution to capital. As of December 31, 2018 and 2017, the Company owed $0 to Mr. Kok Chee LEE.

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NOTE 9 – SUBSEQUENT EVENTS

On January 10, 2019, the Company entered into a convertible promissory note, with a principal amount of $126,000. The Company received net cash proceeds of $102,000 after an original issue discount of $21,000 and fees of $3,000. The convertible note bears interest at 8% and matures on January 10, 2020, with interest accruing at a rate of 22% if the Company is in default. Beginning six months after the issuance of the note, the holder may convert the note at any time through the maturity date into shares of common stock, to the extent and provided that no holder of these notes was or will be permitted to convert such notes to the extent that the holder or any of its affiliates would beneficially own in excess of 4.99% of the Company’s common stock after such conversion. The conversion price is determined based on 85% of the lowest trading price during the 15 trading days prior to the conversion date.

On February 7, 2019, the Company entered into a convertible promissory note, with a principal amount of $83,000. The Company received net cash proceeds of $80,000 after payment fees of $3,000. The convertible note bears interest at 8% and matures on February 7, 2020, with interest accruing at a rate of 22% if the Company is in default. Beginning six months after the issuance of the note, the holder may convert the note at any time through the maturity date into shares of common stock, to the extent and provided that no holder of these notes was or will be permitted to convert such notes to the extent that the holder or any of its affiliates would beneficially own in excess of 4.99% of the Company’s common stock after such conversion. The conversion price is determined based on 65% of the lowest trading price during the 15 trading days prior to the conversion date.

In January 2019, the Company entered into three agreements with contractors for services. The contractors may earn up to 377,500 shares depending on the completion of certain milestones and sales targets, through August 2019. Two contractors will also each receive $5,000 per month of cash compensation for a term of one year. The Company issued 2,500 shares related to one of these agreements in January 2019.

In February 2019, the Company entered into an agreement for advisory services, and issued 40,000 shares of common stock related to this agreement that vest equally over 12 months.

In February 2019, the Company entered into an agreement for marketing services, and issued 10,000 shares of common stock as compensation under the agreement.

In March 2019, the Company entered into an agreement for consulting services, and issued 125,000 shares of common stock under the agreement.

The Company issued a total of 330,000 shares of common stock for quarterly issuances related to advisory agreements entered into during the year ended December 31, 2018.

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Vitalibis, Inc.

$5,000,000

Common Stock

5,321,400

Shares of Common Stock

Offered by the Selling Stockholders

3,500,000

Common Stock Purchase Warrants

And

3,500,000

Shares of Common Stock Underlying the Purchase warrants

4,161,371

SHARES OF COMMON STOCK

(Underlying securities that provide for conversion or exchange into other securities)

PROSPECTUS

The date of this prospectus is  ________, 2019.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be borne by Vitalibis, Inc. in connection with the issuance and distribution of the securities registered under this registration statement.  Except for the SEC registration fee and the FINRA filing fee, all amounts are estimates.

SEC registration fee	$$2,603.71
Legal fees and expenses (other than Blue Sky)	-
Blue Sky fees and expenses (including counsel fees)	5,000.00
Listing fee	-
Accounting fees and expenses	8,000.00
Printing fees	-
Trustee fees and expenses	-
Miscellaneous	5,000.00
Total	$20,603.71

_______________________________

+	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 14. Indemnification of Directors and Officers

The Company has a provision in its Articles of Incorporation, at Article XI thereof, providing for indemnification of its officers and directors, as follows:

Our Articles of Incorporation at Article X provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable pursuant to Section 14 of the Securities Act.. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Any agreement that may be entered into in connection with an offering of the securities will contain provisions which indemnify the officers and directors of VCBD in certain circumstances. At this time there are no such agreements, nor are any contemplated.

The Company maintains directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to the Company and its stockholders.

Item 15. Recent Sales of Unregistered Securities.

On December 31, 2018, the Company entered into an Agreement with Bruce Lee Beverage LLC (“BLB”). As per the terms of the Agreement, the Company issued Five Hundred Thousand shares (500,000) of the Company’s common stock, with 350,000 shares issued on December 31, 2018 and 150,000 issued on January 16, 2019.

Each of the below transactions were exempt from the registration requirements of the Securities Act in reliance upon Rule 701 promulgated under the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Since the Company’s inception on March 14, 2014 through December 31, 2018, the Company issued and/or sold the following unregistered securities:

The Company sold 912,400 shares of restricted common stock to 39 Accredited Investors during the year ended December 31, 2018, for cash proceeds of $912,400. The 39 purchasers constitute the Selling Stockholders in this prospectus.

Except as noted, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes each transaction was exempt from the registration requirements of the Securities Act as stated above. All recipients of the foregoing transactions either received adequate information about the Registrant or had access, through their relationships with the Registrant, to such information. Furthermore, the Registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

Item 16. Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-1 is set forth in the Exhibit Index below and is incorporated into this Item 16 by reference.

Exhibits required by Item 601 of Regulation S-K

The following exhibits are filed with this registration statement:

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Organization (Incorporated by reference to the Company’s Form S-1 filed on March 5, 2015)
3.1.1	Amendment to the Articles of Incorporation (Incorporated by reference to the Company’s Form 8-K filed February 14, 2018)
3.2	By-Laws (Incorporated by reference to the Company’s Form S-1 filed on March 5, 2015)
4.4	Form of Warrant Agreement (Bruce Lee Beverage, LLC) (filed with the Company’s Form S-1 filed on May 16, 2019)
5.1**	Opinion of Counsel
10.12	Agreement with Bruce Lee Beverage, LLC, dated December 31, 2018 (filed with the Company’s Form S-1 filed on May 16, 2019)
10.13	Agreement with Johnnie B. Baker, Jr., dated March 29, 2019 (filed with the Company’s Form S-1 filed on May 16, 2019)
23.1**	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Michael J. Morrison, Chtd. (included in Exhibit 5.1)
24.1**	Power of Attorney (included on applicable signature pages to this registration statement)

_______________________

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.
**	Filed herewith.

Item 17.   Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, Vitalibis, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 11th day of June, 2019.

VITALIBIS, INC.

By:	/s/ Steven Raack
Steven Raack
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the 11th day of June, 2019.

By:	/s/ Steven Raack
Steven Raack
Principal Executive Officer and Director
Chairman of the Board of Directors

By:	/s/ Thomas Raack
Thomas Raack
Principal Financial and Accounting Officer
and Director

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